EXHIBIT 4.3

$325,000,000

TERM LOAN AGREEMENT

Dated as of December 30, 2005

among

PAXSON COMMUNICATIONS CORPORATION,

as Borrower,

The Subsidiary Guarantors,

The Lenders Referred To Herein,

CITICORP NORTH AMERICA, INC.,

as Administrative Agent,

CITIGROUP GLOBAL MARKETS INC.

and

UBS SECURITIES LLC,

as Joint Lead Arrangers,

and

CITIGROUP GLOBAL MARKETS INC.,

UBS SECURITIES LLC,

BEAR, STEARNS & CO. INC.,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

and

CIBC WORLD MARKETS CORP.,

as Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01. SECTION 1.02.	Defined Terms Terms Generally

ARTICLE II

THE CREDITS

SECTION 2.01.
SECTION 2.02.
SECTION 2.03.
SECTION 2.04.
SECTION 2.05.
SECTION 2.06.
SECTION 2.07.
SECTION 2.08.
SECTION 2.09.
SECTION 2.10.
SECTION 2.11.
SECTION 2.12.
SECTION 2.13.
SECTION 2.14.
SECTION 2.15.
SECTION 2.16.
SECTION 2.17.
SECTION 2.18.
SECTION 2.19.
SECTION 2.20.
SECTION 2.21.
SECTION 2.22.
The Commitments
Procedure for Borrowing
Optional Prepayment of Loans
Procedures for Optional Prepayments of Loans
Mandatory Prepayment Offers
Repayment of Loans; Evidence of Debt
Interest Rates and Payment Dates
Computation of Interest
Termination of Commitments
Pro Rata Treatment and Payments
Requirements of Law
Taxes
Indemnity
Change of Lending Office
Sharing of Setoffs
Assignment of Commitments Under Certain Circumstances
Discharge of Agreement
Legal Defeasance
Covenant Defeasance
Conditions to Defeasance or Covenant Defeasance
Deposited Money and U.S. Government Obligations to Be
Held in Trust; Other Miscellaneous Provisions
Reinstatement

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.
SECTION 3.02.
SECTION 3.03.
SECTION 3.04.
SECTION 3.05.
SECTION 3.06.
SECTION 3.07.
SECTION 3.08.
SECTION 3.09.
SECTION 3.10.
SECTION 3.11.
SECTION 3.12.
SECTION 3.13.
SECTION 3.14.
SECTION 3.15.
SECTION 3.16.
SECTION 3.17.
SECTION 3.18.
SECTION 3.19.
SECTION 3.20.
SECTION 3.21.
SECTION 3.22.
SECTION 3.23.
SECTION 3.24.
Organization, etc.
Due Authorization, Non-Contravention, etc.
Government Approval, Regulation, etc.
Validity, etc.
Authorization of Stock of Subsidiary Guarantors
Financial Information
Action, Suit, etc.
Properties
No Violation
Stamp Taxes
Taxes
Labor
Insurance
Dividends or Distributions
Licenses
Margin Regulations
Internal Accounting Controls
Environmental
Pension and Welfare Plans
Intellectual Property
FCC
Offering Memorandum
Designation
Anti-Terrorism Laws

ARTICLE IV

CONDITIONS

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.01. SECTION 5.02.	Limitation on Consolidation, Merger and Sale of Property Successor Person Substituted

ARTICLE VI

COVENANTS

SECTION 6.01.
SECTION 6.02.
SECTION 6.03.
SECTION 6.04.
SECTION 6.05.
SECTION 6.06.
SECTION 6.07.
SECTION 6.08.
SECTION 6.09.
SECTION 6.10.
SECTION 6.11.
SECTION 6.12.
SECTION 6.13.
SECTION 6.14.
SECTION 6.15.
SECTION 6.16.
SECTION 6.17.
SECTION 6.18.
SECTION 6.19.
SECTION 6.20.
SECTION 6.21.
SECTION 6.22.
SECTION 6.23.
SECTION 6.24.
Commission Reports
Waiver of Stay, Extension or Usury Laws
Compliance Certificate
Taxes
Limitation on Debt
Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries
Limitation on Restricted Payments
Limitation on Liens
Limitation on Asset Sales
Limitation on Transactions with Affiliates
Limitation on Asset Sales of Principal Stations
Designation of Restricted and Unrestricted Subsidiaries
Future Subsidiary Guarantors
Limitation on Restrictions on Distributions from Restricted Subsidiaries
Payments for Consent
Corporate Existence
Delivery of Station Appraisals
Station Value Coverage Ratio
Designation of Net Available Cash from an Asset Sale as Available Basket Proceeds upon Satisfaction of
Station Value Coverage Requirements
Events of Loss
Maintenance of Insurance
Certain Matters in Connection with FCC Licenses
Designated Senior Debt
Margin Regulations.

ARTICLE VII

DEFAULTS AND REMEDIES

SECTION 7.01. SECTION 7.02. SECTION 7.03. SECTION 7.04. SECTION 7.05. SECTION 7.06. SECTION 7.07. SECTION 7.08.	Events of Default Acceleration Other Remedies Waiver of Past Defaults and Events of Default Control by Majority Limitation on Suits Rights of Lender to Receive Payment Priorities

ARTICLE VIII

THE AGENTS

SECTION 8.01. SECTION 8.02. SECTION 8.03. SECTION 8.04. SECTION 8.05. SECTION 8.06. SECTION 8.07. SECTION 8.08.	Appointment and Authority
Rights as a Lender
Exculpatory Provisions
Reliance by Administrative Agent
Delegation of Duties
Resignation of Administrative Agent
Non-Reliance on Administrative Agent and Other Lenders
No Other Duties, etc.

ARTICLE IX

SUBSIDIARY GUARANTEE

SECTION 9.01. SECTION 9.02. SECTION 9.03. SECTION 9.04.	Subsidiary Guarantee Limitation of Subsidiary Guarantee Additional Subsidiary Guarantors Release of Subsidiary Guarantor

ARTICLE X

COLLATERAL

SECTION 10.01. SECTION 10.02. SECTION 10.03. SECTION 10.04. SECTION 10.05. SECTION 10.06.	Security Documents; Additional Collateral.
Recording, Registration and Opinions.
Releases of Collateral.
Authorization of Actions to Be Taken by the
Collateral Agent Under the Security Documents.
Authorization of Receipt of Funds by the
Administrative Agent Under the Security Agreement.
Powers Exercisable by Receiver or Collateral Agent.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.
SECTION 11.02.
SECTION 11.03.
SECTION 11.04.
SECTION 11.05.
SECTION 11.06.
SECTION 11.07.
SECTION 11.08.
SECTION 11.09.
SECTION 11.10.
SECTION 11.11.
SECTION 11.12.
SECTION 11.13.
SECTION 11.14.
SECTION 11.15.
SECTION 11.16.
SECTION 11.17.
SECTION 11.18.
SECTION 11.19.
Notices
Survival of Agreement
Binding Effect
Successors and Assigns
Expenses; Indemnity
Right of Setoff
Applicable Law
Amendments, Supplements and Waivers
Interest Rate Limitation
Entire Agreement
WAIVER OF JURY TRIAL
Severability
Counterparts
Headings
Jurisdiction; Consent to Service of Process
Confidentiality
Citigroup Direct Website Communications
Collateral Agent as Joint Creditor
USA PATRIOT Act Notice

Schedules

SCHEDULE 1.01	Commitments

Exhibits

EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F-1 EXHIBIT F-2 EXHIBIT G	Form of Borrowing Request
Form of Assignment and Assumption
Form of Note
Form of Security Agreement
Form of Closing Certificate
Form of Opinion of Holland & Knight LLP
Form of Opinion of Adam K. Weinstein, Esq.
Form of Guarantee Supplement

TERM LOAN AGREEMENT (this “Agreement”) dated as of December 30, 2005, among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”); the subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”); the lenders party hereto (the “Lenders”); and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Act” has the meaning set forth in Section 3.24.

“Additional Assets” means:

(a) any Property (other than cash, cash equivalents and securities) to be owned by the Borrower or any Restricted Subsidiary and used in a Borrower Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary from any Person other than the Borrower or another Restricted Subsidiary; provided, however, that such Restricted Subsidiary is primarily engaged in a Borrower Business.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto and shall include, as the context requires, the Administrative Agent acting in its capacity as Authorized Representative of the Lenders under the Security Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in the form provided by the Administrative Agent from time to time.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b) any other Person who is a director or officer of

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 6.10 only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Borrower or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction” has the meaning set forth in Section 6.10.

“After-Acquired Property” means Property acquired after the Effective Date which is of a type constituting Collateral under the Security Agreement.

“Agent Parties” has the meaning assigned to such term in Section 11.17(c).

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Anti-Terrorism Law” has the meaning assigned to such term in Section 3.24.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 6.07,

(3) any disposition effected in compliance with Section 5.01, and

(4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $1.0 million.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations” and

(b) in all other instances, the present value (discounted at the interest rate borne by the Loans at such time, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Authorized Representative” has the meaning assigned to such term by the Security Agreement.

“Available Basket Proceeds” means the aggregate amount of Net Available Cash designated as Available Basket Proceeds in accordance with Section 6.19.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” has the meaning set forth in Section 7.01.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means the board of directors of the Borrower or a Subsidiary Guarantor, as appropriate, or any committee authorized to act therefor.

“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Borrower or a Subsidiary Guarantor, as appropriate, and to be in full force and effect, and delivered to the Administrative Agent.

“Bookrunners” means, collectively, each of the entities named on the cover of this Agreement as a “Joint Lead Arranger” or “Joint Bookrunner.”

“Borrower” means the party named as such in the first paragraph of this Agreement until a successor replaces such party pursuant to Article 5 and thereafter means the successor and any other obligor on the Loans.

“Borrower Business” means any business in which the Borrower or any Restricted Subsidiary was engaged on the Effective Date, or any business related or ancillary to any business or industry in which the Borrower or any Restricted Subsidiary was engaged on the Effective Date.

“Borrowing” means the borrowing of the Loans on the Effective Date.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests Loans to be made hereunder.

“Borrowing Request” has the meaning assigned to such term in Section 2.02(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 6.08, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Borrower from the issuance or sale (other than to a Subsidiary of the Borrower) by the Borrower of its Capital Stock (other than Disqualified Capital Stock) after the Effective Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of both:

(i) any one of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Borrower (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the Borrower merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(x) the outstanding Voting Stock of the Borrower is reclassified into or exchanged for other Voting Stock of the Borrower or for Voting Stock of the surviving corporation; and

(y) the holders of the Voting Stock of the Borrower immediately prior to such transaction, together with the Permitted Holders, own, directly or indirectly, not less than a majority of the Voting Stock of the Borrower or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d) the stockholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower; and

(ii) at the closing date of any event referred to in clause (i) (or, if later, at any time prior to the expiration of the time period during which any “change of control put right” available to NBCU in connection with any such event may be exercised (and after giving effect to the purchase of any securities pursuant to any such “change of control put right”)) NBCU fails to own at least $250.0 million aggregate principal amount of Existing Subordinated Exchange Debentures and liquidation preference of Series B Preferred Stock (including accrued and unpaid dividends thereon).

“Change of Control Offer” has the meaning set forth in Section 2.05(a).

“Change of Control Prepayment Price” has the meaning set forth in Section 2.05(a)

“Charges” has the meaning assigned to such term in Section 11.09.

“Closing Certificate” means a certificate substantially in the form of Exhibit E.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given such term in the Security Agreement.

“Collateral Agent” has the meaning given such term in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Loan hereunder on the Effective Date. The amount of each Lender’s Commitment is set forth in Schedule 1.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $325.0 million.

“Communications” has the meaning assigned to such term in Section 11.17(a).

“Consolidated EBITDA” means, for any Person, for any period, an amount equal to:

(a) the sum of Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income,

(i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus

(ii) Consolidated Interest Expense, net of interest income earned on cash or cash equivalents for such period, plus

(iii) depreciation for such period on a consolidated basis, plus

(iv) amortization of intangibles and Film Contracts (net of cash payments required to be made in such period under Film Contracts), plus

(v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), plus

(vi) cash restructuring charges in an amount not to exceed $25.0 million in the aggregate for all periods for which Consolidated EBITDA is calculated in connection with the matters described in the Offering Memorandum under “Summary — Business Strategy”; minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period);

provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to:

(a) interest expense attributable or imputed to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

(b) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(c) the net costs associated with Hedging Obligations;

(d) amortization of financing fees and expenses;

(e) the interest portion of any deferred payment obligation;

(f) amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales); and

(g) without duplication,

(1) all net capitalized interest for such period and all interest incurred or paid under any Guarantee of Debt (including a Guarantee of principal, interest or any combination thereof) of any Person, and

(2) all time brokerage fees relating to financing of radio or television stations which such Person has an agreement or option to acquire.

Notwithstanding the foregoing, the accrual or payment of dividends on the Existing Preferred Stock, as in effect on the Effective Date, and Preferred Stock which is issued after the Effective Date and which is not Disqualified Capital Stock, shall be excluded from Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(a) the net income of any Person (the “other Person”) in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary;

(b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation;

(c) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded;

(d) extraordinary, unusual and non-recurring gains and losses shall be excluded;

(e) losses associated with discontinued and terminated operations in an amount not to exceed $1.0 million per annum shall be excluded;

(f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of such Person and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income shall be excluded (other than any such non-cash items which are not excluded from the calculation of Consolidated EBITDA by clause (a)(v) or (b) of the definition thereof); and

(g) the amount of dividends accrued or paid on the Existing Preferred Stock, as in effect on the Effective Date, and Preferred Stock which is issued after the Effective Date and which is not Disqualified Capital Stock and which reduced the net income of such Person in accordance with GAAP shall be added back to Consolidated Net Income.

“Covenant Defeasance” has the meaning set forth in Section 2.19.

“Coverage Ratio Prepayment Offer” has the meaning set forth in Section 2.05(b).

“Cumulative Consolidated EBITDA” means, with respect to any Person, as of any date of determination, Consolidated EBITDA from the Effective Date to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Consolidated Interest Expense” means, with respect to any Person, as of any date of determination, Consolidated Interest Expense, from the Effective Date to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of

(1) debt of such Person for money borrowed and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred and unpaid purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business, including any obligations in respect of Film Contracts);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding principal balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Debt shall not include contingent obligations arising out of customary indemnification agreements or purchase price adjustments with respect to the sale of assets or securities. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been incurred pursuant to clause (d) or (e) of the definition of “Permitted Debt”; or

(2) the notional amount of such Hedging Obligation if not incurred pursuant to such clauses.

“Default” means an event or condition the occurrence of which is, or after notice or passage of time or both would be, an Event of Default.

“Default Rate” has the meaning set forth in Section 2.07(b).

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Capital Stock,

on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Maturity Date.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Effective Date” means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 11.08).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

“Environmental Laws” has the meaning set forth in Section 3.18.

“Equity Offering” means any issuance or sale of Capital Stock of the Borrower (other than Disqualified Capital Stock), other than issuances or sales to a Subsidiary of the Borrower.

“ERISA” has the meaning set forth in Section 3.19.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any Property, any (i) loss, destruction or damage of or to such Property or (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Event of Loss Offer” has the meaning set forth in Section 2.05(e).

“Excess Loss Proceeds” has the meaning set forth in Section 6.20.

“Excess Proceeds” has the meaning set forth in Section 6.09.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Asset Sales” means (1) the sale of the Borrower’s stations in each of Honolulu, Hawaii (one full power station), New York (East Orange, New Jersey & Long Island, New York) (two low power stations), Houston, Texas (one low power station), Boston-Cape Cod, Massachusetts (Dennis, Massachusetts and Boston, Massachusetts) (two low power stations), Boston, Massachusetts (Concord, New Hampshire and Vineyard Haven, Massachusetts) (two satellite full power stations), Greenville Newbern-Washington (Greenville, North Carolina and Jacksonville, North Carolina) (one full power station and one satellite full power station) and Indianapolis, Indiana (one low power station), (2) the sale of the broadcast towers, transmitters and antennas and related real property on which they are situated which are owned by the Borrower or any of its Subsidiaries, and (3) any disposition of accounts receivable in connection with a Receivables Facility.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).

“Executive Order” has the meaning assigned to such term in Section 3.24(a).

“Existing Notes” means, collectively, the Borrower’s (i) $365,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2010, (ii) $200,000,000 aggregate principal amount of 103/4% Senior Subordinated Notes due 2008 and (iii) $496,263,000 aggregate principal amount at maturity of 121/4% Senior Subordinated Discount Notes due 2009.

“Existing Notes Indentures” means the indentures governing the Existing Notes.

“Existing Preferred Stock” means:

(a) the 141/4% Preferred Stock;

(b) the Series B Preferred Stock; and

(c) the 93/4% Preferred Stock;

in each case as they may be modified or amended from time to time.

“Existing Subordinated Exchange Debentures” means any senior subordinated exchange debentures issuable in exchange for the 141/4% Preferred Stock or Series B Preferred Stock in accordance with the terms thereof as in effect on the Effective Date or as amended from time to time.

“Fair Market Value” means, with respect to any Property, the sale price for such Property that could be negotiated in an arm’s-length transaction for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the Effective Date.

“FCC Licenses” means broadcasting and other licenses, authorizations, waivers and permits which are issued from time to time by the FCC.

“Federal Funds Rate” means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Film Contract” means any contract with suppliers that conveys the right to broadcast specified film, videotape, motion pictures, syndicated television programs or sports or other programming.

“First Priority Indenture” means the indenture, dated as of the Effective Date, by and among the Borrower, the Subsidiary Guarantors and the First Priority Trustee, providing for the issuance of the First Priority Notes.

“First Priority Notes” means $400.0 million aggregate principal amount of the Borrower’s Floating Rate First Priority Senior Secured Notes due 2012, having terms and conditions substantially similar to the First Priority Term Loans, issued under the First Priority Indenture on the Effective Date.

“First Priority Trustee” means The Bank of New York Trust Company, NA, in its capacity as trustee under the First Priority Indenture, together with its successors and assigns in such capacity.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“141/4% Preferred Stock” means the 131/4% Cumulative Junior Exchangeable Preferred Stock, $.001 par value (currently accruing dividends at the rate of 141/4% pursuant to the terms thereof), of which 53,145 shares are outstanding as of the Effective Date with a stated value of $10,000 per share, and any additional shares issued as payment of dividends on such shares.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(b) the statements and pronouncements of the Financial Accounting Standards Board; and

(c) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Supplement” means a Guarantee Supplement, substantially in the form of Exhibit G.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

“Holder” means the Person in whose name a First Priority Note is registered with the registrar under the First Priority Indenture.

“incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “incurrence” and “incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an incurrence of such Debt; and provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 11.05(b).

“Independent Appraiser” means any of BIA Financial Network, Inc., Kagan Research, LLC, Houlihan Lokey Howard & Zukin or any of their respective successors; provided that such Person does not have any material financial interest in the Borrower and is not connected with the Borrower or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

“Independent Financial Advisor” means an investment banking firm of national standing, provided that such firm is not an Affiliate of the Borrower.

“Intellectual Property” has the meaning set forth in Section 3.20.

“Intercreditor Agreement” refers to the provisions of the Security Agreement (including, without limitation, Annex 1 thereof) which relate to (x) the relative rights and obligations of the holders of Permitted First Priority Obligations, on the one hand, and the holders of Permitted Second Priority Obligations, on the other hand, and (y) the rights and duties of the Collateral Agent.

“Interest Payment Date” means each January 15, April 15, July 15 and October 15 (or if any such day is not a Business Day, the next succeeding Business Day), commencing on April 17, 2006.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on and include December 30, 2005 and end on and include April 16, 2006.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.07 and 4.12 and the definition of “Restricted Payment,” “Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Legal Defeasance” has the meaning set forth in Section 2.18.

“Lenders” has the meaning assigned to such term in the preamble hereto.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) determined by the Administrative Agent for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Administrative Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Administrative Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Administrative Agent will request each of three major banks in New York City, as selected by the Administrative Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“License Subsidiary” means any wholly owned Domestic Restricted Subsidiary of the Borrower that holds any FCC License and that does not have any material liabilities other than with respect to Debt owed to the Borrower, Debt in respect of any subsidiary Guarantee of Permitted First Priority Obligations or Permitted Second Priority Obligations, Refinancing Debt, Qualified Subordinated Debt or pursuant to the Existing Subordinated Exchange Debentures and Debt in the form of unsecured Guarantees of Debt incurred pursuant to clause (1) of Section 6.05(a).

“Licenses” has the meaning set forth in Section 3.15.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Loan Documents” means this Agreement, the Security Documents and each Guarantee Supplement.

“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“Loan Party Information” has the meaning assigned to such term in Section 11.16(b).

“Loans” means the Loans made pursuant to Section 2.01(a).

“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Majority First Priority Secured Parties” means, at any time, Lenders and Holders holding a majority in aggregate principal amount of the First Priority Notes and Loans outstanding at such time, acting as a single class.

“Mandatory Offer Election Time” means, with respect to any Mandatory Prepayment Offer, noon, New York time, on the Business Day next preceding the prepayment date with respect to such Mandatory Prepayment Offer.

“Mandatory Prepayment Offer” refers to any offer to prepay Loans that the Borrower is required to make pursuant to any of clauses (a) through (e) of Section 2.05.

“Material FCC Licenses” has the meaning set forth in Section 3.21.

“Maturity Date” means January 15, 2012.

“Maximum Rate” has the meaning assigned to such term in Section 11.09.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“NBCU” means NBC Universal Inc.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on or in respect of any Debt that is secured by a Permitted Lien on the Property disposed of ranking prior to the Lien securing the Loans or that must, in accordance with applicable law, be repaid out of the proceeds from such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Borrower or any Restricted Subsidiary after such Asset Sale.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs of recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Debt secured by a Permitted Lien on the Property subject to such Event of Loss ranking prior to the Lien securing the Loans (provided, that in case of any Event of Loss involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Liens granted to the Collateral Agent for the benefit of the Lenders and the holders of other Permitted First Priority Obligations pursuant to the Security Documents on the Property that was the subject of such Event of Loss), and any taxes attributable to such Event of Loss paid or payable as a result thereof.

“93/4% Preferred Stock” means the 93/4% Series A Convertible Preferred Stock, $.001 par value, of which 15,163 shares are outstanding as of the Effective Date with a stated value of $10,000 per share, and any additional shares issued as payment of dividends on such shares.

“Note” means a note substantially in the form of Exhibit C.

“Obligations” means, with respect to any Debt, any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, at the rate specified in the applicable documents governing such Debt, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnification, guarantees, reimbursements, damages and other liabilities payable under the documentation governing such Debt.

“OFAC” has the meaning assigned to such term in Section 3.24(b)(v).

“Offer to Purchase” means the Offer to Purchase and Consent Solicitation Statement, dated December 1, 2005, relating to the tender offer for the Existing Notes and the related consent solicitation under the Existing Notes Indentures.

“Offering Memorandum” means the Offering Memorandum, dated December 19, 2005, of the Borrower relating to the offering of the First Priority Notes and the Second Priority Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Borrower or a Subsidiary Guarantor.

“Officers’ Certificate” means with respect to any Person, a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer of such Person, and delivered to the Administrative Agent.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or the Administrative Agent.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owned Television Stations” means any television stations owned by the Borrower and the Subsidiary Guarantors.

“Participant” has the meaning assigned to such term in Section 11.04(d).

“Permitted Debt” means each of the following:

(a) Debt of (1) the Borrower evidenced by the Loans and of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees, (2) the Borrower evidenced by the First Priority Notes and of the Subsidiary Guarantors evidenced by the related Guarantees and (3) the Borrower evidenced by the Second Priority Notes (and any PIK Notes issued as permitted by Section 6.05(b)(1)) and of the Subsidiary Guarantors evidenced by any Guarantee of the Second Priority Notes (and any PIK Notes issued as permitted by Section 6.05(b)(1));

(b) Debt in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the incurrence thereof) of the Property acquired, constructed or leased; and

(2) the aggregate principal amount of all Debt incurred and then outstanding pursuant to this clause (b) (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (b)) does not exceed 5% of the Borrower’s consolidated total assets at the date of incurrence of Permitted Debt pursuant to this clause (b);

(c) Debt of the Borrower owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Borrower or any Wholly Owned Restricted Subsidiary; provided that (x) any Debt owed by the Borrower or any Subsidiary Guarantor to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be subordinated to prior payment in full of the Loans and (y) any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Borrower or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Debt by the issuer thereof;

(d) Debt under Interest Rate Agreements entered into by the Borrower or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Borrower or such Restricted Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by Section 6.05;

(e) Debt under Currency Exchange Protection Agreements entered into by the Borrower or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Borrower or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(f) Debt in connection with one or more standby letters of credit or performance bonds issued by the Borrower or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(g) Attributable Debt with respect to Sale and Leaseback Transactions; provided that the aggregate principal amount outstanding at any one time (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (g)) does not exceed $50.0 million;

(h) Debt outstanding on the Effective Date not otherwise described in clauses (a) through (g) above;

(i) Refinancing Debt incurred in respect of Debt incurred pursuant to clause (1) of Section 6.05(a) or clause (a), (b), (g), (h), (i) or (k) of this definition; provided that Refinancing Debt cannot be used to refinance Disqualified Capital Stock pursuant to this clause (i) unless such Refinancing Debt consists solely of Disqualified Capital Stock that has a redemption date and requires the payment of current dividends in cash no earlier than, and does not provide the holder thereof remedies that are in the aggregate materially less favorable to the Borrower than, the Disqualified Capital Stock being refinanced;

(j) Debt of the Borrower or any Restricted Subsidiary under any Receivables Facility not to exceed $35.0 million at any one time outstanding; and

(k) Qualified Subordinated Debt.

“Permitted First Priority Obligations” means Debt in respect of:

(a) the Loans and the Subsidiary Guarantees and the First Priority Notes and the related Guarantees;

(b) any Refinancing Debt in respect of Debt described in the foregoing clause (a) or this clause (b); and

(c) Interest Rate Agreements permitted by clause (d) of the definition of Permitted Debt;

provided that, in the case of clauses (b) and (c) above, a representative of the holders of such Refinancing Debt or the counterparty to such Interest Rate Agreement has executed a supplement to the Security Agreement agreeing to be bound by the applicable terms thereof.

“Permitted Holders” means:

(a) collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological), and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate;

(b) NBCU and its Affiliates;

(c) the Borrower; and

(d) any Person that is primarily engaged in a media, communications or technology business; provided that (x) on the date such Person engages in the transaction that would have otherwise constituted a Change of Control (an “Acquisition Transaction”), such Person either had (I) consolidated net revenues (in accordance with GAAP) of at least $750.0 million, or Consolidated EBITDA of at least $100.0 million, in each case, for the most recent period of four fiscal quarters ending prior to such date for which financial statements are available or (II) voting and non-voting common equity outstanding with an aggregate market value (determined in accordance with the instructions to General Instruction I.B.1 to Form S-3 under the Securities Act but without regard to whether any such shares are held by Affiliates of such Person) of at least $750.0 million, and (y) on the 30th day following the closing of such Acquisition Transaction (I) the First Priority Notes shall have a rating of at least B2 from Moody’s and CCC+ from S&P and (II) the Second Priority Notes shall have a rating of at least B3 from Moody’s and CCC- from S&P (or if Moody’s or S&P ceases to rate the First Priority Notes or the Second Priority Notes for reasons outside of the Borrower’s control, the First Priority Notes or the Second Priority Notes, as applicable, shall have at least the ratings corresponding to the foregoing ratings from the replacement Rating Agency).

“Permitted Investment” means any Investment by the Borrower or a Restricted Subsidiary in existence on the Effective Date, and any Investment after the Effective Date in:

(a) the Borrower or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Borrower Business;

(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Borrower or a Restricted Subsidiary; provided that such Person’s primary business is a Borrower Business;

(c) Temporary Cash Investments;

(d) receivables owing to the Borrower or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1.0 million to any one employee and $5.0 million in the aggregate at any one time outstanding;

(g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or a Restricted Subsidiary or in satisfaction of judgments;

(h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 6.09 and Section 6.11, as applicable;

(i) Investments in connection with time brokerage and other similar agreements with independently owned broadcast properties, not to exceed an aggregate of $25.0 million outstanding at any one time;

(j) Investments primarily for the purpose of acquiring programming, not to exceed an aggregate of $25.0 million outstanding at any one time;

(k) any transaction where the consideration provided by the Borrower or any Restricted Subsidiary in connection with such Investment consists solely or principally of broadcast air time, not to exceed an aggregate of $5.0 million in any one year;

(l) other Investments that do not exceed $75.0 million outstanding at any one time in the aggregate; provided, however, that such Investments are related to a Borrower Business; and

(m) Investments relating to any special purpose wholly-owned Subsidiary of the Borrower organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Borrower, are necessary or advisable to effect such Receivables Facility.

For purposes of determining the amount of an Investment under clauses (i) through (l), the amount of the Investment shall be the Fair Market Value thereof as measured at the time made and without giving effect to subsequent changes in value.

“Permitted Liens” means:

(a) Liens to secure all Obligations in respect of Capital Lease Obligations and Purchase Money Debt permitted to be incurred under clause (1) of Section 6.05(a) or described in clause (b) of the definition of “Permitted Debt”; provided that any such Lien may not extend to any Property of the Borrower or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(b) Liens for taxes, assessments or governmental charges or levies on the Property of the Borrower or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c) Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Borrower or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d) Liens on the Property of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(e) Liens on Property at the time the Borrower or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Borrower or any Restricted Subsidiary; provided further, however, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Borrower or any Restricted Subsidiary;

(f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary (and not to any after-acquired property of such Person); provided that any such Lien may not extend to any other Property of the Borrower or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(g) pledges or deposits by the Borrower or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, sales, contracts (other than for the payment of Debt), acquisition agreements entered into in compliance with this Agreement or leases to which the Borrower or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Borrower, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(i) Liens existing on the Effective Date not otherwise described in clauses (a) through (h) above or clauses (l) or (m) below to the extent disclosed on Schedule 9(b) to the Security Agreement;

(j) Liens on the Property of the Borrower or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e), (f), or (i) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a), (e), (f), or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Agreement; and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Borrower or such Restricted Subsidiary in connection with such Refinancing;

(k) Liens on the Collateral securing Permitted First Priority Obligations and Permitted Second Priority Obligations;

(l) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or materially interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

(m) financing statements of a lessor’s rights in and to property leased to such Person relating to leases permitted by this Agreement.

“Permitted Second Priority Obligations” means the Second Priority Notes issued on the Effective Date (and any PIK Notes issued as payment of interest on any outstanding Second Priority Notes or previously issued PIK Notes), the related subsidiary guarantees and any Refinancing Debt with respect thereto (including successive refinancings).

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Notes” has the meaning given such term by the Second Priority Indenture.

“Platform” has the meaning assigned to such term in Section 11.17(b).

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Prepayment Date” means any date on which Loans are to be optionally prepaid pursuant to Section 2.03.

“Prepayment Offer” has the meaning set forth in Section 2.05(c).

“Principal Station Prepayment Offer” has the meaning set forth in Section 2.05(d).

“Principal Stations” means any Owned Television Station serving the New York, Los Angeles or Chicago designated market areas; provided, however, that the following shall not constitute “Principal Stations”: (i) low power television station WPXO-LP, East Orange, New Jersey (rebroadcasting WPXN-TV); (ii) low power television station WPXU-LP, Amityville, New York (rebroadcasting WPXN-TV); and (iii) any other television station acquired subsequent to the Effective Date that constitutes a low power television station under Sections 74.701 though 74.763, inclusive, of the rules of the FCC (47 CFR 74.701 through 74.763).

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds; and

(b) incurred to finance the acquisition, construction or lease by the Borrower or a Restricted Subsidiary of such Property, including additions and improvements thereto;

in each case including the reasonable fees and expenses incurred in connection therewith; provided, however, that such Debt is incurred within 180 days after the acquisition, construction or lease of such Property by the Borrower or such Restricted Subsidiary.

“Put Loans” refers to all Loans (or portions thereof) held by Lenders that have notified the Administrative Agent in writing of such Lenders’ elections (and that have not subsequently validly withdrawn such elections) to require all or a portion of such Loans to be prepaid in any Mandatory Prepayment Offer in accordance with Section 2.05(f).

“Qualified Subordinated Debt” means Debt constituting Subordinated Obligations of the type described in clause (i) of the definition of Subordinated Obligations if the following conditions are met:

(1) the Stated Maturity of such Debt is at least 91 days after the Maturity Date; and

(2) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value at issuance) of all such Qualified Subordinated Debt of the Borrower and its Restricted Subsidiaries (together with any Refinancing Debt in respect thereof) shall not exceed $650.0 million at any time outstanding.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the First Priority Notes for reasons outside of the Borrower’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“Receivable Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold, and other fees paid to a Person that is not a Restricted Subsidiary, in connection with any Receivables Facility.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of

(1) the aggregate principal amount then outstanding (or if incurred with original issue discount, the aggregate accreted value at the date of such Refinancing) of the Debt being Refinanced and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced;

(d) with respect to Debt that is being Refinanced that is subordinate to the Loans or the Subsidiary Guarantees, such Refinancing Debt shall be subordinate to the Loans or the Subsidiary Guarantees at least to the same extent and in the same manner as the Debt being Refinanced; and

(e) if the Debt being refinanced constitutes Subordinated Obligations then the Debt Refinancing such Subordinated Obligations shall constitute Subordinated Obligations;

provided, however, that Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Borrower or a Subsidiary Guarantor (other than Permitted Second Priority Obligations and Refinancing Debt in respect thereof); or

(y) Debt of the Borrower or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Register” has the meaning assigned to such term in Section 11.04(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Required Lenders” means, at any time, Lenders holding a majority in aggregate principal amount of the Loans at such time.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted License Subsidiary” means Paxson Communications License Company, LLC.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Borrower or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Borrower or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Borrower or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable (x) solely in shares of Capital Stock (other than Disqualified Capital Stock) of the Borrower or (y) in the form of shares of Series B Preferred Stock returned to the Borrower for distribution to the Borrower’s stockholders pursuant to agreements of the Borrower existing on the Effective Date and described in the Offering Memorandum;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Borrower or any Restricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Borrower that is not Disqualified Capital Stock), but excluding the conversion of any Capital Stock, Debt or other securities of the Borrower into Capital Stock of the Borrower (other than Disqualified Capital Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value of any Subordinated Obligations; or

(d) any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Borrower or a Restricted Subsidiary transfers such Property to another Person and the Borrower or a Restricted Subsidiary leases it from such Person.

“Second Priority Notes” means $405.0 million aggregate principal amount of the Borrower’s Floating Rate Second Priority Senior Secured Notes due 2013 issued on the Effective Date under the Second Priority Notes Indenture.

“Second Priority Indenture” means the Indenture, dated as of the Effective Date, by and among The Bank of New York Trust Company, NA, as trustee, the Borrower and the Subsidiary Guarantors pursuant to which the Second Priority Notes were issued.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that Pledge and Security Agreement substantially in the form of Exhibit D, dated as of the Effective Date, by and among the Borrower, the Subsidiary Guarantors, The Bank of New York Trust Company, NA, as Collateral Agent, as First Priority Trustee and as trustee under the Second Priority Indenture, and the Administrative Agent, as amended, restated or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures or other instruments evidencing or creating any security interests in favor of the Collateral Agent for the benefit of Lenders.

“Series B Preferred Stock” means the 11% Series B Convertible Exchangeable Preferred Stock, $.001 par value, of which 60,607 shares are outstanding as of the Effective Date with a stated value of $10,000 per share.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Station Appraisal” means a written appraisal (substantially on the basis set forth in the “Fair Market Valuation of Paxson Communications Corporation’s owned or operated television stations as of December 1, 2005” prepared by BIA Financial Network, Inc.) of the Fair Market Value of Owned Television Stations as of a recent date (which in any event shall be no more than 90 days prior to the date of delivery thereof) conducted by an Independent Appraiser.

“Station Value” means, as of any Station Value Coverage Ratio Determination Date, an amount, as calculated in good faith by the principal financial officer of the Borrower and as set forth in reasonable detail in an Officers’ Certificate delivered to the Administrative Agent, equal to (x) the aggregate Fair Market Value, as set forth in the most recently delivered Station Appraisal (or, if no Station Appraisal has been delivered pursuant to Section 6.17, the aggregate value of Owned Television Stations set forth in Table 2 of the “Fair Market Valuation of Paxson Communications Corporation’s owned or operated television stations as of December 1, 2005” prepared by BIA Financial Network, Inc.), of Owned Television Stations plus (y) the Fair Market Value of any property constituting, or used in the operation of, an Owned Television Station that has been acquired by the Borrower or the Restricted Subsidiaries following the date of such Station Appraisal, but only to the extent that (i) such property has, to the extent required by the Security Agreement, been made subject to the Lien of the Security Documents and (ii) the Administrative Agent has received from an Independent Appraiser a report as to the Fair Market Value thereof, less (z) any reduction in the aggregate Fair Market Value of Owned Television Stations as set forth in the most recently delivered Station Appraisal (or, if no Station Appraisal has been delivered pursuant to Section 6.17, the aggregate value of Owned Television Stations set forth in Table 2 of the “Fair Market Valuation of Paxson Communications Corporation’s owned or operated television stations as of December 1, 2005” prepared by BIA Financial Network, Inc.) occurring following the date of such Station Appraisal as a result of any Asset Sale or Event of Loss.

“Station Value Coverage Ratio” means the ratio of (x) the Station Value on any Station Value Coverage Ratio Determination Date to (y) the aggregate principal amount or accreted value of Permitted First Priority Obligations (other than under Interest Rate Agreements) and Permitted Second Priority Obligations (but excluding any PIK Notes issued in respect of the Borrower’s interest payment obligations under the Second Priority Notes or any previously issued PIK Notes) outstanding on such Station Value Coverage Ratio Determination Date.

“Station Value Coverage Ratio Determination Date” means the Business Day immediately preceding each date on which any event occurs that gives rise to a need to determine the Station Value Coverage Ratio.

“Stations” has the meaning set forth in Section 3.21.

“Subject Property” has the meaning set forth in Section 6.20.

“Subordinated Obligation” means (i) any Debt of the Borrower or any Subsidiary Guarantor (whether outstanding on the Effective Date or thereafter incurred) that is subordinate or junior in right of payment (other than solely as a result of being unsecured or secured by junior liens) to the Loans or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect or otherwise pursuant to the terms of such Debt and (ii) the Second Priority Notes and any other Permitted Second Priority Obligations.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in Article 9 by a Subsidiary Guarantor of the Borrower’s obligations with respect to the Loans.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary and any other Person that is a Subsidiary Guarantor on the Effective Date or that executes a Guarantee Supplement.

“Surviving Person” has the meaning set forth in Section 5.01.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

“Temporary Cash Investments” means any of the following:

(a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with

(1) a bank meeting the qualifications described in clause (b) above or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) and

(2) such obligations mature within 180 days of the date of acquisition thereof.

“Test Date” has the meaning set forth in Section 6.18.

“Transaction Documents” means this Agreement, the First Priority Indenture, the Second Priority Indenture, the First Priority Notes, the Second Priority Notes, the supplemental indentures contemplated by the Offer to Purchase and the Security Agreement.

“Transactions” means the effectiveness of each of the Transaction Documents, the funding of the Loans, the issuance and sale of the First Priority Notes and the Second Priority Notes, the purchase of all Existing Notes validly tendered pursuant to the tender offer contemplated by the Offer to Purchase and the defeasance or discharge of the Existing Notes Indentures and the redemption of all Existing Notes not purchased pursuant to the Offer to Purchase on or prior to January 17, 2006.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Borrower that is designated after the Effective Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 6.12 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Borrower or one or more Wholly Owned Subsidiaries of the Borrower.

SECTION 1.02. Terms Generally.

(a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

(b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make a Loan in Dollars to the Borrower on the Effective Date in a principal amount equal to its Commitment. Amounts of Loans prepaid or repaid may not be reborrowed.

(b) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans.

SECTION 2.02. Procedure for Borrowing.

(a) The Borrower may borrow under the Commitments by giving the Administrative Agent notice substantially in the form of Exhibit A (a “Borrowing Request”), which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, three Business Days prior to the Effective Date. The Borrowing Request shall specify (i) the amount to be borrowed (which shall be the full amount of the Commitments) and (ii) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of this Agreement.

(b) Upon receipt of the Borrowing Request, the Administrative Agent shall promptly notify each Lender of the aggregate amount of the Borrowing and of the amount of such Lender’s pro rata portion thereof, which shall be based on their respective Commitments. Each Lender will make the amount of its pro rata portion of the Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 11.01 prior to 10:00 a.m., New York City time, on the Effective Date in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

SECTION 2.03. Optional Prepayment of Loans.

(a) Subject to the procedures set forth in Section 2.04, the Loans may be prepaid at any time on or after July 15, 2007 at the prepayment prices set forth below, plus accrued and unpaid interest to the Prepayment Date; provided that any prepayment of Loans pursuant to this Section 2.03(a) must be accompanied by a proportionate redemption of First Priority Notes in accordance with the corresponding provision of the First Priority Indenture. The following prices are for Loans prepaid during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

Prepayment Year	Prepayment Price
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

(b) Subject to the procedures set forth in Section 2.04, at any time, or from time to time, on or prior to July 15, 2007, the Borrower may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to prepay up to 35% of the principal amount of the Loans at a prepayment price equal to 100% of the principal amount so prepaid plus a premium equal to the interest rate per annum in effect on the date of prepayment of the Loans, and all accrued and unpaid interest thereon, if any, to the date of prepayment; provided that, in each case, (i) at least 65% of the aggregate principal amount of the Loans originally borrowed under this Agreement remains outstanding, (ii) the Borrower makes such prepayment not more than 90 days after the consummation of any such Equity Offering and (iii) any prepayment pursuant to this clause (b) must be accompanied by a proportionate redemption of First Priority Notes in accordance with the corresponding provision of the First Priority Indenture.

SECTION 2.04. Procedures for Optional Prepayments of Loans. At least 30 but not more than 60 days before a Prepayment Date, the Borrower shall provide written notice thereof to the Administrative Agent, which notice shall specify (i) the Prepayment Date; (ii) the prepayment price; (iii) the amount of Loans to be prepaid on such Prepayment Date and (iv) the clause of Section 2.03 pursuant to which such prepayment is being made. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof (or, if less, the remaining outstanding principal amount thereof).

SECTION 2.05. Mandatory Prepayment Offers.

(a) Change of Control Offer. Upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or any part of such Lender’s Loans pursuant to the offer described below (the “Change of Control Offer”) at a prepayment price (the “Change of Control Prepayment Price”) equal to (a) at any time prior to July 15, 2009, 101% of the principal amount thereof, and (b) at any time thereafter, 100% of the principal amount thereof, in each case, plus accrued and unpaid interest, to the prepayment date. Within 30 days following any Change of Control, the Borrower shall provide a written notice to the Administrative Agent containing the following information:

(1) the fact that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 2.05(a);

(2) the Change of Control Prepayment Price and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) a statement that any Lender wishing to have its Loans prepaid pursuant to such Change of Control Offer must comply with Section 2.05(f).

The Administrative Agent shall promptly provide a copy of any notice of any Change of Control Offer to the Lenders in the same form as received by it. On the prepayment date, the Borrower shall to the extent lawful prepay all Put Loans in accordance with Section 2.10.

(b) Coverage Ratio Prepayment Offer. In the event that the Station Value Coverage Ratio as of any Test Date is less than 1.5 to 1.0, the Borrower shall, within 270 days following the date of delivery of the Officers’ Certificate required pursuant to Section 6.18 with respect to such Test Date, make an offer to prepay (the “Coverage Ratio Prepayment Offer”) the Loans and the First Priority Notes (and, to the extent required by the terms of any agreement governing other Permitted First Priority Obligations, pro rata to such other Permitted First Priority Obligations), which offer shall be in a minimum aggregate amount such that after giving effect thereto, and assuming such offer was fully accepted, the Station Value Coverage Ratio as of the preceding Test Date would have been at least 1.5 to 1.0, at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the prepayment date (subject to any right of holders of record of the First Priority Notes or other Permitted First Priority Obligations on any record date to receive interest due for any period prior to such prepayment date). In order to make a Coverage Ratio Prepayment Offer, the Borrower shall provide a written notice thereof to the Administrative Agent. Such notice shall contain the following information:

(1) the fact that a Coverage Ratio Prepayment Offer is being made pursuant to this Section 2.05(b);

(2) the prepayment price and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days after the date on which such notice is delivered to the Administrative Agent;

(3) such information regarding the Borrower and its Subsidiaries as the Borrower in good faith believes will enable Lenders to make an informed decision with respect to such Coverage Ratio Prepayment Offer; and

(4) a statement that any Lender wishing to have its Loans prepaid pursuant to such Coverage Ratio Prepayment Offer must comply with Section 2.05(f).

The Administrative Agent shall promptly provide a copy of any notice of any Coverage Ratio Prepayment Offer to the Lenders in the same form as received by it. On the prepayment date, the Borrower shall, to the extent lawful, prepay on a pro rata basis to the extent necessary, Put Loans in accordance with Section 2.10 and any First Priority Notes (and, if applicable, other Permitted First Priority Obligations) which the holders thereof have validly requested be prepaid pursuant to such Coverage Ratio Prepayment Offer, in accordance with the terms thereof. The Borrower will publicly announce the results of the Coverage Ratio Prepayment Offer on the prepayment date.

(c) Asset Sale Prepayment Offer. Promptly, and in any event within 30 days after the Borrower becomes obligated to make a Prepayment Offer pursuant to Section 6.09, the Borrower shall make an offer to prepay (the “Prepayment Offer”) the Loans and the First Priority Notes (and, to the extent required by the terms of any agreement governing other Permitted First Priority Obligations, pro rata to such other Permitted First Priority Obligations), which offer shall be in the amount of the Excess Proceeds, on a pro rata basis according to principal amount, at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to any right of holders of record of the First Priority Notes or other Permitted First Priority Obligations on any record date to receive interest due for any period prior to such date of prepayment). In order to make a Prepayment Offer, the Borrower shall provide a written notice thereof to the Administrative Agent. Such notice shall contain the following information:

(1) the fact that a Prepayment Offer is being made pursuant to this Section 2.05(c);

(2) the prepayment price and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days after the date on which such notice is delivered to the Administrative Agent;

(3) such information regarding the Borrower and its Subsidiaries as the Borrower in good faith believes will enable Lenders to make an informed decision with respect to such Prepayment Offer; and

(4) a statement that any Lender wishing to have its Loans prepaid pursuant to such Prepayment Offer must comply with Section 2.05(f).

The Administrative Agent shall promptly provide a copy of any notice of any Prepayment Offer to the Lenders in the same form as received by it. On the prepayment date, the Borrower shall, to the extent lawful, prepay, on a pro rata basis to the extent necessary, Put Loans in accordance with Section 2.10 and any First Priority Notes (and, if applicable, other Permitted First Priority Obligations) which the holders thereof have validly requested be prepaid pursuant to such Prepayment Offer, in accordance with the terms thereof. The Borrower will publicly announce the results of the Prepayment Offer on the prepayment date.

(d) Principal Station Prepayment Offer. Promptly, and in any event within 30 days following the receipt by the Borrower or any Restricted Subsidiary of any Net Available Cash from an Asset Sale subject to Section 6.11(a), the Borrower shall make an offer to prepay (the “Principal Station Prepayment Offer”) the Loans and the First Priority Notes (and, to the extent required by the terms of any agreement governing other Permitted First Priority Obligations, pro rata to such other Permitted First Priority Obligations), which offer shall be in the amount of the Net Available Cash from such Asset Sale that is attributable to Property used in a Principal Station or Capital Stock of a Restricted Subsidiary that holds an FCC License with respect to a Principal Station, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to any right of holders of record of the First Priority Notes or other Permitted First Priority Obligations on any record date to receive interest due for any period prior to such date of prepayment). In order to make a Principal Station Prepayment Offer, the Borrower shall provide a written notice thereof to the Administrative Agent. Such notice shall contain the following information:

(1) the fact that a Principal Station Prepayment Offer is being made pursuant to this Section 2.05(d);

(2) the prepayment price and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days after the date on which such notice is delivered to the Administrative Agent;

(3) such information regarding the Borrower and its Subsidiaries as the Borrower in good faith believes will enable Lenders to make an informed decision with respect to such Principal Station Prepayment Offer; and

(4) a statement that any Lender wishing to have its Loans prepaid pursuant to such Principal Station Prepayment Offer must comply with Section 2.05(f).

The Administrative Agent shall promptly provide a copy of any notice of any Principal Station Prepayment Offer to the Lenders in the same form as received by it. On the prepayment date, the Borrower shall, to the extent lawful, prepay, on a pro rata basis to the extent necessary, Put Loans in accordance with Section 2.10 and any First Priority Notes (and, if applicable, other Permitted First Priority Obligations) which the holders thereof have validly requested be prepaid pursuant to such Principal Station Prepayment Offer, in accordance with the terms thereof. The Borrower will publicly announce the results of the Principal Station Prepayment Offer on the prepayment date.

(e) Event of Loss Offer. Within ten days following the date that the aggregate amount of Excess Loss Proceeds received by the Borrower or the applicable Subsidiary Guarantor from any Events of Loss exceeds $10.0 million, the Borrower will make an offer, on a pro rata basis (an “Event of Loss Offer”), to prepay the maximum principal amount of Loans and First Priority Notes (and, to the extent required by the terms of any agreement governing other Permitted First Priority Obligations, pro rata to such other Permitted First Priority Obligations) that may be prepaid out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the purchase date (subject to any right of holders of record of the First Priority Notes or other Permitted First Priority Obligations on any record date to receive interest due for any period prior to such date of prepayment). In order to make an Event of Loss Offer, the Borrower shall provide a written notice thereof to the Administrative Agent. Such notice shall contain the following information:

(1) the fact that an Event of Loss Offer is being made pursuant to this Section 2.05(e);

(2) the prepayment price and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days after the date on which such notice is delivered to the Administrative Agent;

(3) such information regarding the Borrower and its Subsidiaries as the Borrower in good faith believes will enable Lenders to make an informed decision with respect to such Event of Loss Offer; and

(4) a statement that any Lender wishing to have its Loans prepaid pursuant to such Event of Loss Offer must comply with Section 2.05(f).

The Administrative Agent shall promptly provide a copy of any notice of any Event of Loss Offer to the Lenders in the same form as received by it. On the prepayment date, the Borrower shall, to the extent lawful, prepay, on a pro rata basis to the extent necessary, Put Loans in accordance with Section 2.10 and any First Priority Notes (and, if applicable, other Permitted First Priority Obligations) which the holders thereof have validly requested be prepaid pursuant to such Event of Loss Offer, in accordance with the terms thereof.

(f) Procedures for Lenders to Accept Mandatory Prepayment Offers; Withdrawal of Acceptance of a Mandatory Prepayment Offer. In order to accept any Mandatory Prepayment Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in Section 11.01 prior to the Mandatory Offer Election Time of such Lender’s election, subject to the pro ration requirements set forth above, to require the Borrower to prepay all or a portion of such Lender’s Loans pursuant to such Mandatory Prepayment Offer (which, in the case of any election to require less than all of such Lender’s Loans to be prepaid in such Mandatory Prepayment Offer, shall be in a minimum principal amount of $1,000 or an integral multiple thereof) and shall specify the amount of such Lender’s Loans which such Lender requests be prepaid in such Mandatory Prepayment Offer. In order to validly withdraw any election with respect to any Put Loans in any Mandatory Prepayment Offer, the Lender holding such Put Loans shall notify the Administrative Agent in writing at its address for notices contained in Section 11.01 prior to the Mandatory Offer Election Time of such Lender’s election to withdraw such Put Loans from such Mandatory Prepayment Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Loans prepaid in such Mandatory Prepayment Offer and shall state that such election is withdrawn. The Administrative Agent shall from time to time, upon request by the Borrower, advise the Borrower of the amount of Put Loans with respect to any Mandatory Prepayment Offer.

SECTION 2.06. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders on the Maturity Date (or such earlier date as, and to the extent that, such Loan becomes due and payable pursuant to Section 2.03 or Article VII), the unpaid principal amount of each Loan held by each Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent (as specified in Section 11.01) on the unpaid principal amount of the Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.07. All payments required hereunder shall be made in Dollars.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to Section 11.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.

(d) The entries made in the Register and accounts maintained pursuant to clauses (b) and (c) of this Section 2.06 and the Notes maintained pursuant to clause (e) of this Section 2.06 shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Loans made by each Lender to the Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a Note duly executed on behalf of the Borrower, in substantially the form attached hereto as Exhibit C, with the blanks appropriately filled, payable to the order of such Lender.

SECTION 2.07. Interest Rates and Payment Dates.

(a) Each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to (A) LIBOR for such Interest Period, plus (B) 3.25% per annum.

(b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to clause (a) plus 2.00% per annum or (y) in the case of any overdue interest or other Obligation, the rate applicable to Loans at such time pursuant to clause (a) above plus 2.00% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

(c) Interest shall be payable in arrears on each Interest Payment Date and, without duplication, on the Maturity Date; provided that (i) interest accrued pursuant to clause (b) of this Section shall be payable on demand and (ii) in the event of any repayment, repurchase or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment, repurchase or prepayment.

SECTION 2.08. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

SECTION 2.09. Termination of Commitments. Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date.

SECTION 2.10. Pro Rata Treatment and Payments.

(a) Each payment (including each prepayment other than pursuant to clauses (b) through (e) of Section 2.05, which shall be made pro rata according to the respective outstanding principal amount of Put Loans being repaid) by the Borrower on account of principal of and interest on Loans shall be made pro rata according to the respective outstanding principal amounts of Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 a.m., New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 11.01 in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable the Loans hereunder, on demand, from the Borrower, but without prejudice to any right or claim that the Borrower may have against such Lender.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.11. Requirements of Law.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.12 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.11 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) In the event that any Lender determines that any event or circumstance that will lead to a claim under this Section 2.11 has occurred or will occur, such Lender will use its best efforts to so notify the Borrower; provided that any failure to provide such notice shall in no way impair the rights of such Lender to demand and receive compensation under this Section 2.11, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.

(f) The above provisions of this Section 2.11 shall not apply in respect of any present or future taxes, fees, duties or other charges of any nature whatsoever imposed by any taxing authority that are imposed on or measured by Lender’s net income or overall gross income.

SECTION 2.12. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Administrative Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.13. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Loan) as a result of any repayment or prepayment of the principal amount of any Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05 or 2.16 or otherwise, or any failure to borrow any Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to Borrowing or otherwise, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 2.14. Change of Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 2.15. Sharing of Setoffs. Subject to the provisions of Section 2.10 with respect to Put Loans, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then, subject to the requirements of the Intercreditor Agreement, the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.16. Assignment of Commitments Under Certain Circumstances. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee or assignees that shall assume such obligations (which assignee or assignees may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.04;

(ii) such Lender shall have received payment of an amount equal to (x) the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) plus (y) solely in the case of any assignment pursuant to this Section 2.16 prior to July 15, 2009, a premium, expressed as a percentage of the principal amount of the Loans so assigned equal to (A) 2%, in the case of any assignment prior to July 15, 2008 and (B) 1%, in the case of any assignment thereafter.

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.17. Discharge of Agreement. This Agreement will be discharged and will cease to be of further effect (except as to Section 11.04) as to all outstanding Loans when either

(i) all Loans that have been borrowed hereunder have been repaid in full, or

(ii) the following conditions are met:

(a) all Loans not previously repaid otherwise (i) have become due and payable, (ii) will become due and payable, or may be prepaid pursuant to Section 2.03, within one year or (iii) as to which the Borrower has provided an effective notice of prepayment to the Administrative Agent pursuant to Section 2.04 and, in any case, the Borrower has irrevocably deposited or caused to be deposited with the Administrative Agent as trust funds, in trust solely for the benefit of the Lenders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Debt (including all principal and accrued interest) on any Loans not theretofore prepaid,

(b) the Borrower has paid all sums payable with respect to the Loans and this Agreement,

(c) the Borrower has delivered irrevocable instructions to the Administrative Agent to apply the deposited money toward the payment of the Loans at maturity or on the date of prepayment, as the case may be, and

(d) the Borrower has delivered an Officers’ Certificate and an Opinion of Counsel to the Administrative Agent stating that the conditions to satisfaction and discharge of this Agreement set forth above have been complied with.

After such delivery the Administrative Agent upon request shall acknowledge in writing the discharge of the Borrower’s and the Subsidiary Guarantors’ obligations under the Loans, the Subsidiary Guarantees and this Agreement except for those surviving obligations specified below and the Administrative Agent shall provide notice thereof to the Collateral Agent in accordance with Section 10.06.

Notwithstanding the satisfaction and discharge of this Agreement, the obligations of the Borrower in Sections 2.21, 2.22 and 10.03 and the provisions of this Agreement referred to in Section 11.02 shall survive.

SECTION 2.18. Legal Defeasance. The Borrower may at its option, by Board Resolution, be discharged from its obligations with respect to the Loans and the Subsidiary Guarantors discharged from their obligations under the Subsidiary Guarantees on the date the conditions set forth in Section 2.20 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Borrower shall be deemed to have paid and discharged the entire indebtedness represented by the Loans and to have satisfied all its other obligations under such Loans and this Agreement insofar as such Loans are concerned (and the Administrative Agent, at the expense of the Borrower, shall, subject to Section 2.22 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Lenders holding Loans to receive solely from the trust funds described in Section 2.20 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Loans when such payments are due, and (B) Sections 2.17 through 2.22, 11.04 and the provisions of this Agreement referred to in Section 11.02. If the Borrower exercises its Legal Defeasance option, repayment of the Loans may not be accelerated because of an Event of Default with respect thereto and each Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. Subject to compliance with the requirements set forth in Section 2.20 relating to a Legal Defeasance, the Borrower may exercise its option under this Section 2.18 notwithstanding the prior exercise of its option under Section 2.19 below.

SECTION 2.19. Covenant Defeasance. At the option of the Borrower, pursuant to a Board Resolution, the Borrower and the Subsidiary Guarantors shall be released from (A) their respective obligations under Section 2.05 and Article VI, (B) the operation of Sections 7.01(5) through (8) inclusive and 7.01(10), and (C) the Borrower’s obligations under Section 5.01(a)(5) with respect to the outstanding Loans on and after the date the conditions set forth in Section 2.20 hereof are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Borrower and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Agreement and the Loans shall be unaffected thereby. If the Borrower exercises its Covenant Defeasance option, payment of the Loans may not be accelerated because of an Event of Default specified in Section 7.01(4), Section 7.01(5), (6), (7) or (8) with respect to Significant Subsidiaries, or Section 7.01(9) or (10) or because of the failure of the Borrower to comply with Section 5.01(a)(5). If the Borrower exercises its Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

SECTION 2.20. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 2.18 or Section 2.19 hereof to this Agreement:

(1) the Borrower shall irrevocably have deposited or caused to be deposited with the Administrative Agent as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Lenders, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount sufficient, in the opinion of a firm of independent public accountants expressed in a written certification thereof delivered to the Administrative Agent, to pay and discharge, and which shall be applied by the Administrative Agent to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Loans at the maturity date of such principal, premium, if any, or interest, or on dates for payment and prepayment of such principal, premium, if any, and interest selected in accordance with the terms of this Agreement and of the Loans, without reinvestment on the deposited U.S. Government Obligations and without reinvestment of any deposited money;

(2) no Event of Default or Default shall have occurred and be continuing on the date of such deposit or after giving effect to such deposit, or shall have occurred and be continuing at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Borrower in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under, any other agreement or instrument to which the Borrower is a party or by which it is bound;

(4) the Borrower shall have delivered to the Administrative Agent an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Administrative Agent will be required to register as an investment company under the Investment Company Act of 1940, as amended;

(5) in the case of an election under Section 2.18 above, the Borrower shall have delivered to the Administrative Agent an Opinion of Counsel stating that (i) the Borrower has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Lenders or persons in their positions will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(6) in the case of an election under Section 2.19 hereof, the Borrower shall have delivered to the Administrative Agent an Opinion of Counsel to the effect that the Lenders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(7) the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 2.18 above or the Covenant Defeasance under Section 2.19 hereof (as the case may be) have been complied with; and

(8) the Borrower shall have paid or duly provided for payment under terms mutually satisfactory to the Borrower and the Administrative Agent and the Lenders all amounts then due to the such Persons pursuant to Section 11.05.

SECTION 2.21. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Administrative Agent pursuant to Section 2.20 in respect of the outstanding Loans shall be held in trust and applied by the Administrative Agent, in accordance with the provisions of this Agreement, to the payment to the Lenders of all sums due and to become due on the Loans in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds of the Administrative Agent except to the extent required by law.

The Borrower and the Subsidiary Guarantors shall pay and indemnify the Administrative Agent against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 2.20 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Lenders.

Anything in Section 2.20 and this Section 2.21 to the contrary notwithstanding, the Administrative Agent shall deliver or pay to the Borrower from time to time upon written request any money or U.S. Government Obligations held by it as provided in Section 2.20 which, in the opinion of a firm of independent public accountants expressed in a written certification thereof delivered to the Administrative Agent, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 2.22. Reinstatement. If the Administrative Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 2.17, 2.18 or 2.19 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Borrower’s and each Subsidiary Guarantor’s obligations under this Agreement, the Loans and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 2.20 until such time as the Administrative Agent is permitted to apply all such money or U.S. Government Obligations in accordance with such Section 2.17, 2.18 or 2.19; provided, however, that if the Borrower or the Subsidiary Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Loans because of the reinstatement of their obligations, the Borrower or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Lenders to receive such payment from the money or U.S. Government Obligations held by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder on the Effective Date, the Loan Parties, jointly and severally, make the representations and warranties set forth in this Article III (after giving effect to the Transactions):

SECTION 3.01. Organization, etc. Each of the Loan Parties has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its subsidiaries, taken as a whole.

SECTION 3.02. Due Authorization, Non-Contravention, etc. Neither the execution and delivery of this Agreement or any other Transaction Document, nor the consummation of any of the Transactions, nor the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance (other than the liens created by the Security Documents) upon any property or assets of the Borrower or any of its Subsidiaries pursuant to, (i) the charter (including any certificates of designation), by-laws or other organizational documents of the Borrower or any of its Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Borrower or any of its Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Borrower or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Borrower or any of its Subsidiaries or any of its or their properties.

SECTION 3.03. Government Approval, Regulation, etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution of this Agreement or any of the other Transaction Documents or the consummation of the Transactions, or the fulfillment of the terms hereof or thereof, except filings required to be made by the Security Documents in order to perfect the liens created by the Security Documents.

SECTION 3.04. Validity, etc. This Agreement has been duly authorized, executed and delivered by each Loan Party; and each other Loan Document has been duly authorized, executed and delivered by each Loan Party and assuming the due execution and delivery by the other parties thereto, will constitute the legal, valid, binding and enforceable agreement of each Loan Party (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Security Documents will create in favor of the Collateral Agent for the benefit of the Lenders and the other holders of Permitted First Priority Obligations valid and enforceable first priority, subject to Permitted Liens, security interests in the Collateral and, upon the filing of appropriate UCC financing statements and the taking of the other actions described in the Security Documents, the security interests for the benefit of the Lenders and the other holders of Permitted First Priority Obligations in the rights of the Loan Parties in such Collateral will be perfected and superior to and prior to the liens for the benefit of all other third persons other than Permitted Liens.

SECTION 3.05. Authorization of Stock of Subsidiary Guarantors. With respect to those Subsidiary Guarantors which are corporations, all the outstanding shares of capital stock of each Subsidiary Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiary Guarantors are owned by the Borrower either directly or through other wholly owned Subsidiary Guarantors and on the Effective Date such ownership is free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances except for Permitted Liens.

SECTION 3.06. Financial Information. The consolidated historical financial statements and schedules of the Borrower and its consolidated subsidiaries included in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions “Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” in the Offering Memorandum fairly present, on the basis stated in the Offering Memorandum, the information included therein.

SECTION 3.07. Action, Suit, etc. Except as set forth in the Offering Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Loan Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Security Documents, or the consummation of the Transactions; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

SECTION 3.08. Properties. Each of the Borrower and its Subsidiaries owns or leases all such properties as are used in the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.09. No Violation. Neither the Borrower nor any Subsidiary is in violation or default of (i) any provision of its charter (including any certificates of designation), by-laws or other organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Borrower or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Borrower or such Subsidiary or any of its properties, as applicable, except in the case of each of clauses (ii) and (iii) for such violations or defaults which would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Offering Memorandum.

SECTION 3.10. Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the making of the Loans.

SECTION 3.11. Taxes. The Issuers have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing are due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum.

SECTION 3.12. Labor. No labor problem or dispute with the employees of the Borrower or any of its Subsidiaries exists or is threatened or imminent, and no Loan Party is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum.

SECTION 3.13. Insurance. The Borrower and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Borrower or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Borrower and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Borrower or any of its Subsidiaries under any such policy or instrument as to which any insurance Company is denying liability or defending under a reservation of rights clause, where the failure of the Borrower or such Subsidiary to prevail on such claim would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole; and neither the Borrower nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, as to each of the foregoing clauses of this sentence, except as set forth in or contemplated in the Offering Memorandum.

SECTION 3.14. Dividends or Distributions. No Subsidiary of the Borrower is currently prohibited, directly or indirectly, from paying any dividends to the Borrower, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Borrower any loans or advances to such Subsidiary from the Borrower or from transferring any of such Subsidiary’s property or assets to the Borrower or any other Subsidiary of the Borrower except as described in or contemplated by the Offering Memorandum.

SECTION 3.15. Licenses. The Borrower and its Subsidiaries possess all licenses, certificates, franchises, permits and other authorizations (“Licenses”) issued by the appropriate federal, state, local or foreign regulatory authorities, including, without limitation, Licenses from the FCC, necessary to own their respective properties and to conduct their respective businesses in all material respects, and neither the Borrower nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum; the Borrower and each of its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holders of any such License, except as individually or in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and except as described in the Offering Memorandum, none of such Licenses contains any restriction that is materially burdensome to the Borrower or any of its Subsidiaries, taken as a whole. There are no license renewal or rate or tariff proceedings existing, pending or, to the best knowledge of the Borrower, threatened that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.16. Margin Regulations. The Loans, the use of the proceeds thereof, this Agreement and the Transactions will not result in a violation of or be inconsistent with any provision of the regulations of the Board, including Regulations T, U and X.

SECTION 3.17. Internal Accounting Controls. The Borrower and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.18. Environmental.

(a) The Borrower and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum; except as set forth in the Offering Memorandum, neither the Borrower nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(b) The Borrower has reasonably concluded that the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval under Environmental Laws, any related constraints on operating activities imposed by Environmental Laws and any potential liabilities to third parties under Environmental Laws) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum.

SECTION 3.19. Pension and Welfare Plans. Each of the Borrower and its Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Borrower and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Borrower and its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

SECTION 3.20. Intellectual Property. The Borrower and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for and material to the conduct of the Borrower’s business as described in the Offering Memorandum (collectively, the “Intellectual Property”). Except as set forth in the Offering Memorandum, (a) there are no conflicting rights of third parties with respect to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Borrower’s knowledge, threatened action, suit, proceeding or claim by others challenging the Borrower’s rights in or to any such Intellectual Property, and the Borrower is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Borrower’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Borrower is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Borrower’s knowledge, threatened action, suit, proceeding or claim by others that the Borrower infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, which if determined adversely to the Borrower, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower and its subsidiaries, taken as a whole, and the Borrower is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Offering Memorandum as being owned by or licensed to the Borrower or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Borrower is aware that may render any U.S. patent held by the Borrower invalid or any U.S. patent application held by the Borrower unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

SECTION 3.21. FCC.

(a) Based upon a review of the FCC files, (a) the Borrower and its subsidiaries hold the broadcast licenses issued by the FCC with respect to each of the stations set forth in the table under “Business—Distribution” in the Offering Memorandum (except for stations which the Offering Memorandum discloses are operated by the Borrower or its subsidiaries under time brokerage agreements with the station owners and except as otherwise disclosed therein) without which the station would not be permitted to broadcast its signal (the “Material FCC Licenses”) and (b) each of the Material FCC Licenses authorizes television broadcast operations by the holder thereof using the broadcast channel assignment and serving the community of license that is identified in such table.

(b) To each Loan Party’s knowledge, there is no order, judgment, decree, notice of apparent liability, or order of forfeiture outstanding, and no petition, objection, notice of apparent liability, order of forfeiture, investigation, complaint, or other proceeding pending before the FCC against the stations authorized by the Material FCC Licenses set forth in the table referred to in clause (a) above (the “Stations”) or the Material FCC Licenses that reasonably could be expected to result in the termination, revocation, suspension, or denial of renewal of any of the Material FCC Licenses, except for rule making and other similar proceedings generally applicable to the television broadcasting industry or substantial segments thereof.

(c) To each Loan Party’s knowledge, except as set forth in the Offering Memorandum, (a) there are no license renewal proceedings (other than applications for renewal filed in the ordinary course) pending for any of the Material FCC Licenses; and (b) none of the Material FCC Licenses is subject to any condition imposed by the FCC that reasonably could be expected to have a material adverse effect on the Borrower’s ability to conduct its broadcast operations as described in the Offering Memorandum, taken as a whole.

(d) The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the other Transactions (A) do not require any consent or authorization from the FCC, and (B) do not constitute a violation of the Communications Act or the published rules and regulations of the FCC promulgated thereunder.

(e) There are no restrictions or limitations imposed by the FCC on the ability of the Borrower to make cash payments in respect of the Loans in accordance with their terms.

SECTION 3.22. Offering Memorandum. The Offering Memorandum, copies of which have been made available to each Lender or prospective Lender, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.23. Designation. The Loan Parties have taken all actions necessary for the Loans to be designated as Designated Senior Debt under each class of the Borrower’s Subordinated Obligations of the type described in clause (i) of the definition thereof.

SECTION 3.24. Anti-Terrorism Laws.

(a) To the knowledge of the Loan Parties, no Loan Party or any of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Act”).

(b) To the knowledge of the Loan Parties, no Loan Party or any of its Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c) To the knowledge of the Loan Parties, no Loan Party or any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE IV

CONDITIONS

The obligations of the Lenders to make Loans on the Effective Date are subject, at the time of the making of such Loans to satisfaction of the following conditions on or prior to the Effective Date:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received from the Borrower a Closing Certificate in the Form of Exhibit E, dated the Effective Date and signed on behalf of the Borrower by a Financial Officer of the Borrower.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Transaction Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received from Holland & Knight LLP, counsel to the Loan Parties, and Adam K Weinstein, Esq., Senior Vice President, Secretary and Chief Legal Officer of the Borrower, opinions addressed to the Administrative Agent and the Lenders and dated the Effective Date substantially in the form of Exhibits F-1 and F-2, respectively.

(e) The Borrower shall have issued and sold the First Priority Notes and the Second Priority Notes substantially on the terms and conditions described in the Offering Memorandum.

(f) At or on the Effective Date, (1) the Existing Notes tendered pursuant to the Offer to Purchase shall have been accepted by the Borrower in accordance with the terms of the Offer to Purchase, (2) the supplemental indentures contemplated by the Offer to Purchase shall have been executed and delivered by all parties thereto, and the only condition to their becoming operative shall be the payment for the Existing Notes tendered and (3) all Existing Notes not accepted for purchase tendered pursuant to the Offer to Purchase shall have been irrevocably called for redemption on or prior to January 17, 2006 and an amount sufficient to fund the redemption of the Existing Notes shall, concurrently with the purchase of the Securities by the Initial Purchasers, be deposited with the trustees for such Existing Notes in order to defease or discharge each of the Existing Notes Indentures.

(g) The Borrower shall have furnished to the Administrative Agent the Security Agreement, duly executed by each Loan Party and each of the other parties thereto, together with:

(A) evidence satisfactory to the Administrative Agent that (upon filing in the appropriate filing offices referred to in clause (x) below) the Collateral Agent (for the benefit of the Lenders and the other holders of Permitted First Priority Obligations) has a valid and perfected first priority security interest in the Collateral, as the case may be, including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of the Collateral Agent’s security interests in the Collateral (including financing statements under the UCC and trademark and copyright security agreements), (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements (except for those which shall be terminated on the Effective Date and Permitted Liens) and (z) evidence of termination and release of any existing Liens which are not Permitted Liens (including UCC-3 termination statements and releases);

(B) certificates representing all certificated Pledged Collateral (as defined in the Security Agreement) and stock powers or other instruments of transfer for such share certificates executed in blank; and

(C) Control Agreements with respect to each account listed on Schedule 6 to the Security Agreement.

(h) The Borrower shall have furnished to the Administrative Agent such further information, certificates and documents as the Administrative Agent may reasonably request.

(i) The Borrower shall have provided an Officer’s Certificate to the Administrative Agent to the effect that:

(i) the representations and warranties set forth in Article III hereof and in the Security Documents are true and correct as of the Effective Date;

(ii) at the time of and immediately after giving effect to the Transactions to be consummated on the Effective Date, no Default shall have occurred and be continuing;

(iii) immediately after giving effect to the Transactions, (a) the fair value of the assets of each of the Borrower and each Subsidiary Guarantor, at a fair valuation, will exceed its debts and probable liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each of the Borrower and each Subsidiary Guarantor will be greater than the amount that will be required to pay its debts and other probable liabilities, subordinated, contingent or otherwise, as such debts and other probable liabilities become absolute and matured; (c) each of the Borrower and each Subsidiary Guarantor will be able to pay its debts and probable liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) none of the Borrower nor any Subsidiary Guarantor will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.01. Limitation on Consolidation, Merger and Sale of Property.

(a) The Borrower shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Borrower) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(1) the Borrower shall be the surviving Person in such merger, consolidation or amalgamation, or the surviving person (if other than the Borrower) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made (the “Surviving Person”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) the Surviving Person expressly assumes, by an assumption agreement in form satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Loans, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Borrower;

(3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Borrower, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clauses (5) and (6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Borrower or the Surviving Person, as the case may be, would either (i) be able to incur at least $1.00 of additional Debt under clause (1) of Section 6.05(a) or (ii) have a ratio of total Debt to Consolidated EBITDA (determined as set forth in clause (1) of Section 6.05(a)) that is less than or equal to the ratio of total Debt to Consolidated EBITDA of the Borrower (determined as provided above) immediately prior to such transaction or series of transactions;

(6) the Borrower or the surviving Person shall deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the assumption agreement, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent provided for in this Agreement relating to such transaction have been satisfied; and

(7) the Borrower or the Surviving Person shall comply with clause (e) of this Section 5.01.

(b) The Borrower shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Borrower or any such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(1) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by a Guarantee Supplement executed and delivered to the Administrative Agent by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clause (5) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Borrower or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person, the Borrower or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(5) the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent provided for in this Agreement relating to such transaction have been satisfied; and

(6) the Subsidiary Guarantor or the Surviving Person shall comply with clause (e) of this Section 5.01.

(c) The provisions of Section 5.01(b) shall not apply to any transactions which constitute an Asset Sale if the Borrower has complied with Sections 4.09 and 4.11.

(d) The Surviving Person shall succeed to, and be substituted for and may exercise every right and power of the Borrower under, this Agreement and the Security Documents (or of the Subsidiary Guarantor under the Subsidiary Guarantee and the Security Documents, as the case may be), but the predecessor company in the case of

(1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Borrower or such Subsidiary Guarantor as an entirety or virtually as an entirety) or

(2) a lease

shall not be released from any of the obligations or covenants under this Agreement, including with respect to the payment of the Loans or the Security Documents.

(e) The following additional conditions shall apply to each transaction subject to Section 5.01(a) or 5.01(b):

(1) the Borrower, such Subsidiary Guarantor or the Surviving Person, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdictions;

(2) the Collateral owned by or transferred to the Borrower, such Subsidiary Guarantor or such Surviving Person, as applicable, shall (x) continue to constitute Collateral under the Security Documents and (y) not be subject to any Lien other than Permitted Liens; and

(3) the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if an assumption agreement or supplemental Security Documents are required in connection with such transaction, such assumption agreement and Security Documents comply with the applicable provisions of this Agreement, that all conditions precedent in this Agreement relating to such transaction have been satisfied and that such supplemental Security Documents are enforceable, subject to customary qualifications.

SECTION 5.02. Successor Person Substituted. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Borrower or any Subsidiary Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Borrower or such Subsidiary Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and of, the Borrower or such Subsidiary Guarantor under this Agreement and the applicable Security Documents with the same effect as if such successor corporation had been named as the Borrower or such Subsidiary Guarantor herein and therein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Agreement, the Security Documents and the Loans.

ARTICLE VI

COVENANTS

SECTION 6.01. Commission Reports.

(a) For so long as the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Borrower shall file with the Commission and provide to the Administrative Agent, for distribution to the Lenders, such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (i) the Borrower shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings and (ii) the Borrower shall not be required to include the separate financial statements of any Subsidiary Guarantor in any such filing.

(b) At any time when the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Loans are outstanding, the Borrower will provide to the Administrative Agent, for distribution to the Lenders:

(1) within 90 days after the end of the Borrower’s fiscal year, information substantially equivalent to that which would be required to be included in an Annual Report on Form 10-K of the Borrower were the Borrower subject to an obligation to file such a report under the Exchange Act;

(2) within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, information substantially equivalent to that which would be required to be included in a Quarterly Report on Form 10-Q of the Borrower were the Borrower subject to an obligation to file such a report under the Exchange Act; and

(3) within the time periods required by the Commission for issuers subject to the reporting requirements of Section 13(d) or 15(d) of the Exchange Act, the information that would be required to be filed with the Commission in Current Reports on Form 8-K if the Borrower were subject to such reporting requirements;

provided, however, that the reports set forth in clauses (1), (2) and (3) above shall not be required to: (a) contain any certification required by any such form or the Sarbanes-Oxley Act of 2002, (b) include the separate financial statements of any Subsidiary Guarantor in any such filing or (c) include any exhibit. Additionally, substantially concurrently with the delivery to the Administrative Agent of the reports specified in clauses (1), (2) and (3) above, the Borrower shall (i) post copies of such reports on Intralinks or, if Intralinks is not reasonably available for such purpose, otherwise provide substantially comparable public availability of such reports (as determined by the Borrower in good faith) and (ii) in the case of clauses (1) and (2) above, hold a conference call with Lenders covering such matters as are reasonably customary for companies with publicly traded debt or equity securities.

SECTION 6.02. Waiver of Stay, Extension or Usury Laws. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of, premium, if any, and/or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.03. Compliance Certificate.

(a) The Borrower shall deliver to the Administrative Agent, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Borrower and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Agreement and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions hereof and thereof (or, if a Default or Event of Default shall have occurred, describing all of such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Loans is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.01 above shall be accompanied by a written statement of the Borrower’s independent certified public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Borrower has violated any provisions of Article V or this Article VI of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

(c) The Borrower will, so long as any of the Loans are outstanding, deliver to the Administrative Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

SECTION 6.04. Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 6.05. Limitation on Debt.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Debt (including Acquired Debt) other than Permitted Debt unless:

(1) after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the ratio of total Debt to the Borrower’s Consolidated EBITDA (determined on a pro forma basis for the last four full fiscal quarters for which financial statements are available at the date of determination) would be less than 7.5 to 1.0; provided that for purposes of calculating the ratio, Debt shall not include the Existing Preferred Stock; and provided further, however, that if the Debt which is the subject of a determination under this provision is Acquired Debt or Debt to be incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence of the Acquired Debt or other Debt by the Borrower and the inclusion in the Borrower’s Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and

(2) no Default or Event of Default would occur as a consequence of such incurrence or be continuing following such incurrence.

(b) Notwithstanding anything to the contrary contained in this Section 6.05,

(1) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt (including PIK Notes, if any, issued to satisfy the Borrower’s interest payment obligations under the Second Priority Indenture) will be deemed not to be an incurrence of Debt for purposes of this Section 6.05; and

(2) for purposes of determining compliance with this Section 6.05, in the event that an item of Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) of such definition or is entitled to be incurred pursuant to clause (1) of Section 6.05(a), the Borrower will, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 6.05.

(c) The Borrower shall not, and shall not permit any Subsidiary Guarantor to, incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Debt unless such Debt is expressly subordinated in right of payment to the Loans or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

SECTION 6.06. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Borrower shall not:

(a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary; or

(b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock or the Capital Stock of another Restricted Subsidiary;

other than, in the case of either clause (a) or (b):

(1) directors’ qualifying shares;

(2) to the Borrower or a Wholly Owned Restricted Subsidiary;

(3) Preferred Stock issued by a Restricted Subsidiary other than to the Borrower or a Restricted Subsidiary if the Borrower or such Restricted Subsidiary would be permitted to incur Debt under clause (1) of Section 6.05(a) in the principal amount of the aggregate liquidation value of the Preferred Stock to be issued; or

(4) a disposition of the Capital Stock of a Restricted Subsidiary; provided, however, that such disposition is effected in compliance with Section 6.09 or Section 6.11, as applicable.

SECTION 6.07. Limitation on Restricted Payments.

(a) The Borrower shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(1) a Default or Event of Default shall have occurred and be continuing;

(2) the Borrower could not incur at least $1.00 of additional Debt pursuant to clause (1) of Section 6.05(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Effective Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed the sum of

(A) 100% of the Borrower’s Cumulative Consolidated EBITDA minus 1.4 times the Borrower’s Cumulative Consolidated Interest Expense, plus

(B) 100% of the aggregate net proceeds (after deduction of fees, expenses, discounts and commissions incurred in connection with issuance and sale) and the Fair Market Value of securities or other Property received by the Borrower from the issue or sale, after the Effective Date, of Capital Stock (other than Disqualified Capital Stock of the Borrower or Capital Stock of the Borrower issued to any Restricted Subsidiary of the Borrower) of the Borrower or any Debt or other securities of the Borrower convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Borrower which have been so converted or exercised or exchanged, as the case may be, plus

(C) the sum of:

(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Effective Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2) the net cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to the Borrower or a Subsidiary of the Borrower), including upon the sale of the Capital Stock of an Unrestricted Subsidiary; and

(3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Effective Date, plus

(D) $10.0 million.

(b) Notwithstanding the foregoing limitation, the Borrower may:

(1) pay dividends on its Capital Stock within 60 days after the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Agreement; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments on the date of declaration;

(2) purchase, repurchase, redeem, legally defease, acquire or retire for value (x) Capital Stock of the Borrower or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of the Borrower), and (y) Disqualified Capital Stock of the Borrower in exchange for, or out of the proceeds of the substantially concurrent sale of (other than to a Subsidiary of the Borrower), Disqualified Capital Stock of the Borrower that has a redemption date and requires the payment of current dividends in cash no earlier than, and does not provide the holder thereof remedies that are in the aggregate materially less favorable to the Borrower than, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired; provided, however, that

(A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(B) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (a)(3)(B) above;

(3) Repay any Subordinated Obligations (other than Preferred Stock) in exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Debt; provided, however, that such Repayment shall be excluded from the calculation of the amount of Restricted Payments;

(4) repurchase shares of, or options or other rights to acquire, common stock or common stock equivalents of the Borrower or any of its Subsidiaries from current or former officers, directors or employees of the Borrower or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals receive awards of stock-based compensation or purchase or sell, or are granted the option or other rights to acquire, shares of common stock or common stock equivalents; provided, however, that:

(A) the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year and

(B) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

(5) pay dividends on Disqualified Capital Stock solely in additional shares of Disqualified Capital Stock;

(6) make Restricted Payments in an aggregate amount not to exceed $600.0 million to purchase, repurchase, redeem, acquire or retire for value Subordinated Obligations or Existing Preferred Stock (or pay accrued cash dividends on such Preferred Stock);

(7) make Restricted Payments in an aggregate amount not to exceed $50.0 million;

(8) make distributions or payments of Receivables Fees;

(9) purchase, repurchase, redeem, acquire or retire for value Permitted Second Priority Obligations out of any remaining Excess Proceeds after the Borrower has prepaid all Put Loans in a Prepayment Offer with respect to such Excess Proceeds pursuant to Section 2.05(c);

(10) purchase, repurchase, redeem, acquire or retire for value Permitted Second Priority Obligations out of any remaining Net Available Cash from an Asset Sale of a Principal Station after the Borrower has repaid all Put Loans in a Principal Station Prepayment Offer with respect to such Net Available Cash pursuant to Section 2.05(d);

(11) purchase, repurchase, redeem, acquire or retire for value Permitted Second Priority Obligations pursuant to a Coverage Ratio Prepayment Offer after the Borrower has prepaid all Put Loans in such Coverage Ratio Prepayment Offer pursuant to Section 2.05(b);

(12) purchase Permitted Second Priority Obligations pursuant to a Change of Control Offer after the Borrower has repaid all Put Loans with respect to such Change of Control Offer pursuant to Section 2.05(a);

(13) accept or retain shares of common stock of the Borrower, or refrain from issuing  shares of common stock otherwise issuable, in satisfaction of a holder’s obligation to pay the purchase or exercise price of any options or other rights to acquire common stock of the Borrower or any other stock-based compensation awards, or to reimburse the Borrower for tax withholding paid by the Borrower in respect of any such options, rights or other stock-based compensation awards; and

(14) purchase, repurchase, redeem, legally defease, acquire or retire for value outstanding Preferred Stock (or pay accrued cash dividends on such Preferred Stock) or Subordinated Obligations in exchange for, or out of, Available Basket Proceeds; provided, however, that such payment, purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded from the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this Section 6.07, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments permitted by clauses (1) through (14) of this Section 6.07(b), or is permitted to be made pursuant to Section 6.07(a), the Borrower will, in its sole discretion, classify such Restricted Payment in any manner that complies with this Section 6.07.

(c) Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 6.07 were computed, which calculations may be based upon the Borrower’s latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

SECTION 6.08. Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its Property, whether owned at the Effective Date or thereafter acquired, or any interest therein or any income or profits therefrom.

SECTION 6.09. Limitation on Asset Sales.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale (it being understood that any appraisal with respect to any Property shall not be conclusive evidence of the Fair Market Value thereof);

(2) at least 75% of the consideration paid to the Borrower or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents (other than as set forth in clause (3) below) or the assumption by the purchaser of liabilities of the Borrower or any Restricted Subsidiary (other than Subordinated Obligations) as a result of which the Borrower and the Restricted Subsidiaries are no longer obligated with respect to such liabilities;

(3) notwithstanding clause (2) above, the Borrower may exchange all or substantially all of the assets of one or more media properties operated by the Borrower, including by way of the transfer of Capital Stock, for all or substantially all of the assets, including by way of Capital Stock, constituting one or more media properties operated by another Person; provided that (x) not less than 75% of the consideration received by the Borrower in the exchange is in the form of cash or cash equivalents considering, for this purpose only, the media properties, valued at their Fair Market Value, as cash equivalents and (y) to the extent that the Property disposed of constituted Collateral then subject to the Liens of the Security Documents, the Property acquired by the Borrower in such transaction shall be made subject to the Liens of the Security Documents; and

(4) the Borrower delivers an Officers’ Certificate to the Administrative Agent certifying that such Asset Sale complies with the foregoing clauses (1), (2) and, if applicable, (3).

(b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Borrower or a Subsidiary Guarantor, to the extent the Borrower or such Subsidiary Guarantor elects (or is required by the terms of any Debt) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary Guarantor with Net Available Cash received by the Borrower or another Restricted Subsidiary); provided that such Additional Assets shall be made subject to the Lien of the Security Documents to at least the same extent as the Property subject to such Asset Sale.

(c) Any Net Available Cash from an Asset Sale (other than Net Available Cash (i) that has been designated as Available Basket Proceeds in accordance with Section 6.19 or (ii) from an Excluded Asset Sale) not applied in accordance with Section 6.09(b) within 270 days after the date of the receipt of such Net Available Cash or allocated for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so allocated as contemplated above and any Net Available Cash that is allocated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so allocated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be allocated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

(d) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Borrower shall make a Prepayment Offer pursuant to Section 2.05(c). To the extent that any portion of the amount of Excess Proceeds which was subject to a Prepayment Offer pursuant to Section 2.05(c) remains after compliance by the Borrower with Section 2.05(c), the Borrower or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by this Agreement and the Security Documents, and the amount of Excess Proceeds shall be reset to zero.

(e) Notwithstanding the foregoing, any Asset Sale of a Principal Station shall not be subject to the foregoing requirements and shall instead be governed by Section 6.11.

SECTION 6.10. Limitation on Transactions with Affiliates.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”), unless:

(1) the terms of such Affiliate Transaction are

(A) fair and reasonable to the Borrower or such Restricted Subsidiary, as the case may be, and

(B) no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower;

(2) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Borrower obtains and promptly delivers to the Administrative Agent a resolution of its Board of Directors (including a majority of the disinterested members of the Board of Directors) approving such Affiliate Transaction and certifying that, in its good faith judgment, such Affiliate Transaction complies with clauses (a)(1)(A) and (a)(1)(B) above; and

(3) if such Affiliate Transaction involves aggregate payments or value in excess of $15.0 million, the Borrower obtains a written opinion from an Independent Financial Advisor that the transaction is fair to the Borrower and the Restricted Subsidiaries.

(b) Without regard to the foregoing limitations, the Borrower or any Restricted Subsidiary may enter into or suffer to exist the following:

(1) any transaction or series of transactions between the Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Borrower (other than a Restricted Subsidiary);

(2) any Restricted Payment permitted to be made pursuant to Section 6.07 or any Permitted Investment;

(3) any transaction, including compensation and employee benefit arrangements, with an officer or director of the Borrower or any of the Restricted Subsidiaries in his or her capacity as an officer or director, so long as the Board of Directors in good faith shall have approved the terms thereof;

(4) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million to any one employee and $5.0 million in the aggregate at any one time outstanding;

(5) agreements in effect on the Effective Date and any modifications, extensions or renewals thereto that are no less favorable to the Borrower or any Restricted Subsidiary than such agreement as in effect on the Effective Date; and

(6) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

SECTION 6.11. Limitation on Asset Sales of Principal Stations.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale involving a material portion of the assets of a Principal Station or any portion of the Capital Stock of any Restricted Subsidiary that holds an FCC License with respect to a Principal Station unless:

(1) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and the Borrower obtains a written opinion from an Independent Financial Advisor that such Asset Sale is fair to the Borrower or such Restricted Subsidiary, as the case may be (it being understood that any appraisal with respect to any Property shall not be conclusive evidence of the Fair Market Value thereof);

(2) at least 75% of the consideration paid to the Borrower or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Borrower or any Restricted Subsidiary (other than Subordinated Obligations) as a result of which the Borrower and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

(3) the Borrower delivers an Officers’ Certificate to the Administrative Agent certifying that such Asset Sale complies with clauses (1) and (2) above; and

(4) the Borrower complies with Section 2.05(d).

To the extent that any portion of the amount of any Net Available Cash remains after compliance with Section 2.05(d) with respect to such Net Available Cash, the Borrower or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by this Agreement and the Security Documents.

SECTION 6.12. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors may designate any Subsidiary of the Borrower to be an Unrestricted Subsidiary if:

(1) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Borrower or any other Restricted Subsidiary; and

(2) either:

(A) the Subsidiary to be so designated has total assets of $1,000 or less or

(B) such designation is effective immediately upon such entity becoming a Subsidiary of the Borrower.

Unless designated as an Unrestricted Subsidiary in accordance with clause (a)(2)(B) above, any Person that becomes a Subsidiary of the Borrower will be classified as a Restricted Subsidiary.

(b) Except as provided in clause (a) above, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Borrower nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 6.12(a), such Restricted Subsidiary shall automatically be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

(c) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(1) either (i) the Borrower could incur at least $1.00 of additional Debt pursuant to clause (1) of Section 6.05(a) or (ii) the Borrower’s ratio of total Debt to Consolidated EBITDA (determined as set forth in clause (1) of Section 6.05(a)) would be less than or equal to the Borrower’s ratio of total Debt to Consolidated EBITDA (determined as provided above) immediately prior to such designation and

(2) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(d) Any such designation or redesignation by the Board of Directors will be evidenced to the Administrative Agent by filing with the Administrative Agent a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that

(1) certifies that such designation or redesignation complies with the foregoing provisions and

(2) gives the effective date of such designation or redesignation,

such filing with the Administrative Agent to occur within 45 days after the end of the fiscal quarter of the Borrower in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Borrower’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 6.13. Future Subsidiary Guarantors. The Borrower shall cause each Person that becomes a Domestic Restricted Subsidiary following the Effective Date and any other entity that guarantees any Debt of the Borrower or any of its Domestic Restricted Subsidiaries to execute and deliver to (x) the Administrative Agent a Guarantee Supplement pursuant to which such Domestic Restricted Subsidiary shall guarantee the payment and performance of the Borrower’s obligations under the Loans and (y) to the Collateral Agent a supplement to the Security Agreement and any other documents required by the Security Agreement granting a security interest in all Property owned by it of the type constituting Collateral at the time such Person becomes a Domestic Restricted Subsidiary or guarantees any such Debt.

SECTION 6.14. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Borrower or any other Restricted Subsidiary;

(2) make any loans or advances to the Borrower or any other Restricted Subsidiary; or

(3) transfer any of its Property to the Borrower or any other Restricted Subsidiary.

(b) The foregoing limitations will not apply:

(1) with respect to clauses (1), (2) and (3) of clause (a), to restrictions

(A) in effect on the Effective Date,

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower,

(C) created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Borrower, are necessary or advisable to effect such Receivables Facility, or

(D) that result from the Refinancing of Debt incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the Lenders than those under the agreement evidencing the Debt so Refinanced; and

(2) with respect to clause (a)(3) only, to restrictions

(A) relating to Debt that is permitted to be incurred and secured pursuant to Sections 6.05 and 6.08 that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Borrower or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or

(D) customarily contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

SECTION 6.15. Payments for Consent. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, the Security Documents or the Loans unless such consideration is offered to be paid or agreed to be paid to all Lenders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 6.16. Corporate Existence. Subject to Article V hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and (ii) the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Borrower and its Restricted Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

SECTION 6.17. Delivery of Station Appraisals.

(a) The Borrower shall deliver a Station Appraisal to the Administrative Agent no later than December 31, 2006 and thereafter no later than the date that is 12 months after the date on which the previous Station Appraisal was delivered to the Administrative Agent. Except as set forth in the next sentence, each Station Appraisal shall be treated as confidential by the Administrative Agent and may not, without the Borrower’s prior written consent, be made available to any third party, including any Lender except in compliance with clause (b) below. If an Event of Default shall have occurred and be continuing, upon request of any Lender, the Administrative Agent shall furnish to such Lender the most recent Station Appraisal received by it pursuant to this Section 6.17; provided that such Lender shall have agreed in writing in form and substance reasonably satisfactory to the Borrower that such Lender shall maintain the confidentiality of such Station Appraisal except in compliance with clause (b) below.

(b) In the event that the Administrative Agent or any Lender is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any information in the Station Appraisal, it is agreed that the Administrative Agent or such Lender will provide the Borrower with prompt notice of any such request or requirement (written if practical) so that the Borrower may seek an appropriate protective order or waive the Administrative Agent’s or such Lender’s compliance with the confidentiality provisions of this Section 6.17. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Administrative Agent or the applicable Lender is, after consultation with the Borrower and after providing the Borrower with a written opinion of legal counsel to that effect, legally compelled to disclose any information in the Station Appraisal, the Administrative Agent or such Lender may disclose only that information from the Station Appraisal which the Administrative Agent or such Lender is legally compelled to disclose, and it will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Station Appraisal which is being disclosed. In any event, the Administrative Agent or such Lender will not oppose action by the Borrower to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Station Appraisal.

SECTION 6.18. Station Value Coverage Ratio. The Borrower shall deliver an Officers’ Certificate to the Administrative Agent on each January 15, April 15, July 15 and October 15, commencing April 15, 2006, setting forth a calculation of the Station Value Coverage Ratio as of the last day of the immediately preceding fiscal quarter (each such day being referred to as a “Test Date”) and if and to the extent required by Section 2.05(b), the Borrower shall make a Coverage Ratio Prepayment Offer.

SECTION 6.19. Designation of Net Available Cash from an Asset Sale as Available Basket Proceeds upon Satisfaction of Station Value Coverage Requirements. The Borrower may designate all or any part of the Net Available Cash from any Asset Sale (other than an Asset Sale that is subject to Section 6.11 without regard to whether such Net Available Cash had previously been used to make a Principal Station Prepayment Offer) as “Available Basket Proceeds” at any time within 270 days from the date of receipt of such Net Available Cash if (a) the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate setting forth the Station Value and a calculation demonstrating that on the date of such designation and after giving effect to the related Asset Sale, the Station Value Coverage Ratio is at least 2.0 to 1.0 and (b) on the date of such designation, the Borrower (i) applies, (ii) issues an irrevocable notice of redemption requiring the Borrower within 60 days to apply or (iii) makes an unconditional offer to purchase Subordinated Obligations or Preferred Stock within 60 days, which if accepted would require the Borrower to apply, such designated amount to make a Restricted Payment pursuant to Section 6.07(b)(13). Notwithstanding the foregoing, any Net Available Cash which has been designated as Available Basket Proceeds but has not been used to make a Restricted Payment pursuant to Section 6.07(b)(13) within 270 days from the date of receipt of the Net Available Cash constituting such Available Basket Proceeds shall constitute Excess Proceeds and shall be applied in accordance with Section 2.05(c).

SECTION 6.20. Events of Loss.

(a) If an Event of Loss occurs with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, the Borrower or the affected Subsidiary Guarantor, as the case may be, may apply any Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the affected Property (the “Subject Property”), with no concurrent obligation to prepay any Loans if the Borrower delivers to the Administrative Agent within 90 days of such Event of Loss:

(1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 365 days from the date of such opinion; and

(2) an Officers’ Certificate certifying that the Borrower or the affected Subsidiary Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

(b) Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this Section 6.20 will be deemed “Excess Loss Proceeds.” The Borrower will comply with Section 2.05(e) with respect to any Excess Loss Proceeds. If any Excess Loss Proceeds remain after the Borrower has completed an Event of Loss Offer with such Excess Loss Proceeds in accordance with Section 2.05(e), the Borrower may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Agreement and the Security Documents. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset to zero.

SECTION 6.21. Maintenance of Insurance. The Borrower shall (i) maintain and cause to be maintained for each of its Restricted Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by a business of the size and character of the Borrower and its Restricted Subsidiaries and, in any event, all insurance required by the Security Documents, and (ii) cause all insurance maintained with respect to any Collateral to name the Collateral Agent, for its benefit and for the benefit of holders of Permitted First Priority Obligations and Permitted Second Priority Obligations, as additional insured or loss payee, as appropriate.

SECTION 6.22. Certain Matters in Connection with FCC Licenses. The Borrower shall maintain direct ownership of all of the Capital Stock of the Restricted License Subsidiary. If, following the Effective Date, the Borrower or any of its Restricted Subsidiaries obtains any FCC License, the Borrower shall cause such FCC License to be held by a License Subsidiary unless the Board of Directors shall have determined that doing so would be impracticable.

SECTION 6.23. Designated Senior Debt. The Loans are hereby designated as “Designated Senior Debt” and the Subsidiary Guarantees as “Guarantor Senior Debt” under each class of the Borrower’s existing and future Subordinated Obligations of the type described in clause (i) of the definition thereof. At all times prior to the repayment in full of all Obligations in respect of the Loans, the Borrower shall cause the Loans to be “Designated Senior Debt” and the Subsidiary Guarantees to be “Guarantor Senior Debt” under each class of the Borrower’s existing and future Subordinated Obligations of the type described in clause (i) of the definition thereof.

SECTION 6.24. Margin Regulations.

The Borrower shall use the proceeds of the Loans for the purposes described in the Offering Memorandum and shall not use the proceeds of the Loans for any purpose that would violate or be inconsistent with the regulations of the Board, including Regulations T, U and X.

ARTICLE VII

DEFAULTS AND REMEDIES

SECTION 7.01. Events of Default. An “Event of Default” occurs if

(1) there is a default in the payment of any interest on any Loan when the same becomes due and payable and the default continues for a period of 30 days;

(2) there is a default in the payment of any principal of, or premium, if any, on the Loans when the same becomes due and payable at its Stated Maturity, upon acceleration, optional prepayment, mandatory prepayment or otherwise;

(3) the Borrower or any Subsidiary Guarantor defaults in the observation or performance of its obligations under the provisions of Section 5.01 or 5.02 hereof;

(4) the Borrower or any Subsidiary Guarantor defaults in the observance or performance of any other covenant or agreement in this Agreement or the Security Documents (other than a failure that is the subject of the foregoing clauses (1), (2) or (3)) for 60 days after the Borrower receives written notice thereof specifying the default from the Administrative Agent and First Priority Trustee, acting together, or Lenders and Holders holding not less than 25% of the aggregate principal amount of the Loans and First Priority Notes then outstanding, acting as a single class;

(5) there is (x) a default under any Debt (other than the Existing Preferred Stock and any Disqualified Capital Stock issued to refinance Existing Preferred Stock, the terms of which provide for substantially the same remedies to the holders thereof upon a failure to pay any amount due upon redemption as the terms of the Existing Preferred Stock so refinanced) by the Borrower or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount of Debt greater than $10.0 million or its foreign currency equivalent at the time; provided that, for purposes of this clause (5) only, any Interest Rate Agreement constituting Permitted First Priority Obligations shall, to the extent then due and payable, be deemed to be Debt in an amount equal to such then due and payable amount or (y) an “event of default” as defined in the First Priority Indenture;

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) shall be rendered against the Borrower or any Restricted Subsidiary thereof and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

(7) the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Borrower or any Significant Subsidiary in an involuntary case,

(B) appoints a Custodian of the Borrower or any Significant Subsidiary or for all or substantially all of the property of the Borrower or any Significant Subsidiary, or

(C) orders the liquidation of the Borrower or any Restricted Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(9) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

(10) so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole of the Borrower or any Subsidiary Guarantor has not otherwise been released from the Lien of the Security Documents in accordance with the terms thereof and the Intercreditor Agreement, (a) default by the Borrower or any such Subsidiary Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral securing the Obligations under this Agreement and the Loans or which adversely affects the condition or value of the Collateral, in each case taken as a whole, in any material respect, (b) repudiation or disaffirmation by the Borrower or any of such Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary of its obligations under the Security Documents or (c) the determination in a judicial proceeding that all or any material portion of the Security Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Borrower or any of such Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default arising under Section 7.01(7) or (8) with respect to the Borrower) occurs and is continuing, the Administrative Agent and the First Priority Trustee, acting together, by notice to the Borrower, or the Lenders and Holders holding not less than 25% in aggregate principal amount of the Loans and First Priority Notes then outstanding, acting as a single class, may, by written notice to the Borrower, the Administrative Agent and the First Priority Trustee, declare to be immediately due and payable the entire principal amount of all the Loans and First Priority Notes then outstanding plus accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable. In case an Event of Default specified in Section 7.01(7) or (8) with respect to the Borrower occurs, such principal, premium, if any, and interest with respect to all of the Loans and the First Priority Notes shall be due and payable immediately without any declaration or other act on the part of the Administrative Agent, the First Priority Trustee or the holders of the Loans or First Priority Notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Administrative Agent, the Majority First Priority Secured Parties (by notice to the Administrative Agent and the First Priority Trustee) may rescind and cancel such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest (at the same rate specified in Section 2.07) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Borrower has paid the Administrative Agent and the First Priority Trustee their reasonable compensation and reimbursed the Administrative Agent and the First Priority Trustee for their expenses, disbursements and advances, (iv) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (v) in the event of the cure or waiver of a Default or Event of Default described in Section 7.01(7) or (8), the Administrative Agent and the First Priority Trustee have received an Officers’ Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Administrative Agent and the First Priority Trustee acting together, may (i) pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or premium, if any, and interest on the Loans and the First Priority Notes or to enforce the performance of any provision of this Agreement and the First Priority Indenture, (ii) take any necessary action requested of them as Administrative Agent and First Priority Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which they are parties or (iii) subject to the terms of the Intercreditor Agreement, instruct the Collateral Agent to exercise any available remedies under the Security Documents.

SECTION 7.04. Waiver of Past Defaults and Events of Default. Except as provided in Sections 7.02 and 7.07 and, subject to the terms of the Intercreditor Agreement, the Majority First Priority Secured Parties have the right to waive any existing Default or Event of Default or compliance with any provision of this Agreement or the Security Documents. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 7.05. Control by Majority. The Majority First Priority Secured Parties may direct the time, method and place of conducting any proceeding for any remedy available to the Administrative Agent and the First Priority Trustee, or, subject to the terms of the Intercreditor Agreement, the Collateral Agent or exercising any trust or power conferred on the Administrative Agent by this Agreement or the Security Documents or the First Priority Trustee by the First Priority Indenture or the Security Documents. The Administrative Agent and the First Priority Trustee shall not be required to take any action at the direction of the Majority First Priority Secured Parties until such Majority First Priority Secured Parties have provided an indemnity reasonably satisfactory to the Administrative Agent and the First Priority Trustee. The Administrative Agent and the First Priority Trustee may refuse to follow any direction that conflicts with law, this Agreement, the First Priority Indenture, the Security Documents or the Intercreditor Agreement or that such Person determines may be unduly prejudicial to the rights of another Lender or holder of First Priority Notes not taking part in such direction, and the Administrative Agent and the First Priority Trustee shall have the right to decline to follow any such direction if such Person, being advised by counsel, determines that the action so directed may not lawfully be taken or if such Person in good faith shall determine that the proceedings so directed may involve it in personal liability; provided that such Person may take any other action deemed proper by such Person which is not inconsistent with such direction.

SECTION 7.06. Limitation on Suits. Subject to Section 6.07 below, a Lender or a Holder of First Priority Notes may not institute any proceeding with respect to this Agreement, the First Priority Indenture or any Security Document, or for the appointment of a receiver or trustee, or pursue any remedy with respect to this Agreement, the First Priority Indenture, any Security Document or the Loans or First Priority Notes unless:

(1) such Lender has previously given to the Administrative Agent and the First Priority Trustee written notice of a continuing Event of Default;

(2) the Lenders and Holders of at least 25% in aggregate principal amount of the Loans and First Priority Notes then outstanding, taken as a single class, have made written request and offered indemnity to the Administrative Agent and the First Priority Trustee reasonably satisfactory to the Administrative Agent and the First Priority Trustee to institute such proceeding as administrative agent and trustee; and

(3) the Administrative Agent and the First Priority Trustee shall not have received from the Majority First Priority Secured Parties a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

A Lender or Holder of First Priority Notes may not use this Agreement, the First Priority Indenture or the Security Documents to prejudice the rights of another Lender or Holder of First Priority Notes or to obtain a preference or priority over another Lender or holder of First Priority Notes.

SECTION 7.07. Rights of Lender to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Lender to receive payment of principal of or premium, if any, and interest on the Loan on or after the respective due dates expressed in this Agreement, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Lender.

SECTION 7.08. Priorities. If the Administrative Agent collects any money pursuant to this Article VII from the Borrower or any Subsidiary Guarantor or from the Collateral Agent pursuant to Article VIII of the Security Agreement in respect of the Collateral, it shall pay out the money in the following order:

FIRST: to the Administrative Agent for amounts due and owing to it hereunder;

SECOND: to Lenders for due and unpaid amounts of principal, premium, if any, and interest on the Loans, ratably, without preference or priority of any kind, according to the amounts due and payable on the Loans held by each Lender;

THIRD: to the Borrower or any other Person legally entitled thereto.

ARTICLE VIII

THE AGENTS

SECTION 8.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citicorp North America, Inc. to act on its behalf as the Administrative Agent hereunder and under the Security Documents and the First Priority Indenture and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent agrees that, subject to the limitations set forth in this Article VIII, it shall, if requested by any Lender with respect to any action that may be taken by Lenders under the First Priority Indenture or the Security Documents, provide to the Trustee and/or a Collateral Agent, as applicable, a report as to the amount of Loans held by Lenders requesting such action. Each Lender, by making or acquiring any Loan, consents to the terms of the Security Documents (including the Intercreditor Agreement) and appoints the Administrative Agent to act as the Authorized Representative of the Lenders with respect to the Security Documents and agrees that the Administrative Agent and such Lender shall comply with the terms thereof applicable to such Persons. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, hold securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the Security Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Security Documents and the First Priority Indenture that the Administrative Agent is required to exercise as directed in writing by the Majority First Priority Secured Parties (or such other number or percentage of the Lenders and Holders as shall be expressly provided for herein or in the Security Documents or the First Priority Indenture), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Security Document or applicable law;

(c) shall not, except as expressly set forth herein and in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority First Priority Secured Parties or the Required Lenders (or such other number or percentage of the Lenders and/or Holders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.08 and 7.02 or Article VI of the First Priority Indenture) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Security Document, the First Priority Indenture or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may conclusively rely on any report from the First Priority Trustee as to the amount of outstanding First Priority Notes at any time or as to any directions provided by the Holders of First Priority Notes hereunder.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document or the First Priority Indenture by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the Security Documents (except that in the case of any collateral security, if any, held by the Administrative Agent on behalf of the Lenders under this Agreement or any of the Security Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Security Documents (if not already discharged therefrom as provided above in this paragraph). After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the Security Documents or the First Priority Indenture, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE IX

SUBSIDIARY GUARANTEE

SECTION 9.01. Subsidiary Guarantee. Subject to the provisions of this Article IX, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Lender and to the Administrative Agent, on behalf of the Lenders, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Loans, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Loans, to the extent lawful, and the due and punctual performance of all other Obligations of the Borrower to the Lenders or the Administrative Agent all in accordance with the terms of this Agreement, and (ii) in the case of any extension of time of payment or renewal of the Loans or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Loan or this Agreement, any failure to enforce the provisions of this Agreement, any waiver, modification or indulgence granted to the Borrower with respect thereto by the Lender holding such Loan or the Administrative Agent, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to any such Loan and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Loan except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 2.17. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article VII hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article VII hereof, the Administrative Agent shall promptly make a demand for payment on all Obligations under the Subsidiary Guarantee provided for in this Article IX and not discharged.

SECTION 9.02. Limitation of Subsidiary Guarantee. The obligations of each Subsidiary Guarantor pursuant to Section 9.01 are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Agreement, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor and the Borrower in a pro rata amount based on the proportion that the net worth of the Borrower or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Borrower and all of the Subsidiary Guarantors combined.

SECTION 9.03. Additional Subsidiary Guarantors. The Borrower covenants and agrees that it will cause any Person which becomes obligated to guarantee the Loans, pursuant to the terms of Section 6.13, to execute a Guarantee Supplement pursuant to which such Subsidiary Guarantor shall guarantee the obligations of the Borrower under this Agreement and the Loans in accordance with this Article IX with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

SECTION 9.04. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee if:

(i) the Borrower or such Subsidiary Guarantor has sold all or substantially all of the assets of such Subsidiary Guarantor;

(ii) the Borrower and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them, in each case in a transaction in compliance with Section 5.01, 6.09 or 6.11 hereof (as applicable); or

(iii) the Loans have been repaid in full and all obligations due and owing to the Administrative Agent and the Lenders at such time in respect of this Agreement and the Loans have been paid;

and in each such case, the Subsidiary Guarantor has delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Notwithstanding the foregoing, upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 6.12, such Restricted Subsidiary shall, by execution and delivery of a release instrument in form and substance satisfactory to the Administrative Agent, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

ARTICLE X

COLLATERAL

SECTION 10.01. Security Documents; Additional Collateral.

(a) Security Documents. In order to secure the due and punctual payment of the principal of, premium, if any, and interest on and any other Obligations with respect to the Loans, in the case of the Borrower, and the Subsidiary Guarantees, in the case of the Subsidiary Guarantors, when and as the same shall be due and payable, the Borrower, the Subsidiary Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Agreement entered into the Security Agreement to create the security interests securing such obligations.

(b) Additional Collateral. As soon as practicable following the acquisition by the Borrower or any Subsidiary Guarantor of any After-Acquired Property, the Borrower or such Subsidiary Guarantor shall take all action required by the Security Agreement with respect thereto.

SECTION 10.02. Recording, Registration and Opinions.

The Borrower shall furnish to the Administrative Agent within five Business Days of the anniversary of the Effective Date in each year, beginning with 2006, an Opinion of Counsel, dated as of such date, either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of this Agreement, the Security Documents and all supplemental agreements, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Security Documents securing Permitted First Priority Obligations under applicable law in those items of Collateral that can be perfected by the filing, recordings or registrations and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, and other documents have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Collateral Agent securing Permitted First Priority Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Borrower shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests securing Permitted First Priority Obligations and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 10.03. Releases of Collateral.

The Borrower and the Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of the Security Documents securing the Loans and the Subsidiary Guarantees upon satisfaction and discharge of this Agreement pursuant to Section 2.17, or upon compliance with the conditions precedent set forth in Section 2.20 for Legal Defeasance or Covenant Defeasance. Upon the release of any Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee pursuant to Section 9.05 hereof, such Subsidiary Guarantor shall be entitled to obtain the release of all of its Collateral from the Liens of the Security Documents securing the Subsidiary Guarantee of such Subsidiary Guarantor. Upon delivery by the Borrower to the Administrative Agent of an Officers’ Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers’ Certificate and Opinion of Counsel required by Section 2.20), together with such documentation, if any, as may be required by the Administrative Agent, the Administrative Agent shall forthwith take all necessary action (at the written request of and the expense of the Borrower) to instruct the Administrative Agent to release the Liens securing the Obligations under this Agreement of the Loan Parties. The Administrative Agent and the Lenders also acknowledge that the Collateral may be released from the Liens of the Security Documents as provided by the Security Agreement and hereby consent to any such release in compliance with the terms thereof.

SECTION 10.04. Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

The Lenders agree that the Collateral Agent shall be entitled to the protections provided to the Collateral Agent by the Intercreditor Agreement.

SECTION 10.05. Authorization of Receipt of Funds by the Administrative Agent Under the Security Agreement.

The Administrative Agent is authorized to receive any funds for the benefit of Lenders distributed under the Security Agreement to the Administrative Agent, to apply such funds as provided in this Agreement and to make further distributions of such funds in accordance with the provisions of Section 7.08 of this Agreement.

SECTION 10.06. Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Borrower or any Subsidiary Guarantor, as applicable, with respect to the release, sale or other disposition of such Property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Borrower or any Subsidiary Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Notices.

(a) Except as set forth in Section 11.17, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic mail, as follows:

(i) if to the Borrower or any Subsidiary Guarantor, to it at:

c/o Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401
Attention: Chief Financial Officer
General Counsel
Fax No.: (561) 659-3689
E-Mail Address: richardgarcia@paxson.com

adamweinstein@paxson.com;
with a copy to:
Holland & Knight LLP
222 Lakeview Avenue
Suite 1000
West Palm Beach, Florida 33401
Attention: David L. Perry Jr., Esq.
Fax No.: (561) 650-8399
E-Mail Address: david.perry@hklaw.com;

(ii)	if to the Administrative Agent:

(a)	for notices pursuant to Article II:

Citicorp North America, Inc.

Global Loans Support Services

2 Penns Way, Suite 110

New Castle, Delaware 19720

Attention: Carin Seals

Fax No.: (212) 994-0961

E-Mail Address: carin.seals@citigroup.com

(b) for all other notices:

Citicorp North America, Inc.
388 Greenwich Street
New York, New York 10013
Attention: John Judge
Fax No: (212) 291-1739

E-Mail Address: john.judge@citigroup.com

with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Attention: John Tripodoro, Esq.
Fax No.: (212) 269-5420

E-mail Address: jtripodoro@cahill.com;

(iii) if to a Lender, to it at its address (or telecopy number) set forth on its Administrative Questionnaire or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto; and

(iv) if to the First Priority Trustee, as provided in the Security Agreement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Borrower shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to the Borrower in any respect) as a consequence of:

(i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person’s gross negligence or willful default); or

(ii) any telecopy communication which reasonably appears to that Lender to have been sent by the Borrower having in fact been sent by a Person other than the Borrower.

SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lenders hereto and shall survive the making by the Lenders of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.11, 2.12, 2.13, 11.05 and 11.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.03. Binding Effect. Subject to Article IV, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

SECTION 11.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (except as provided in Article V without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 11.04, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 11.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 11.04 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section 11.04, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.04 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is in connection with the primary syndication of the Commitments or Loans as determined by the Administrative Agent in its sole discretion; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph or clause (f) of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.04.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (1) through (11) of Section 10.08(b) that affects such Participant. Subject to clause (e) of this Section 11.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12 and 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 11.05. Expenses; Indemnity.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (excluding fees, charges and disbursements of counsel to the Administrative Agent and its Affiliates prior to the Effective Date but including the reasonable fees, charges and disbursements of counsel for the Administrative Agent following the Effective Date in connection with any amendment, modification or waiver) (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.05, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Bookrunner and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) the syndication of the Commitments and Loans hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.05 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party (except to the extent such amount arises solely as a result of the Administrative Agent’s or such Related Party’s actions in connection with the syndication of the Commitments and Loans hereunder) of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on the amount of Loans held by each Lender as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or the syndication of the Commitments and Loans. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 11.05 shall be payable on written demand therefor.

SECTION 11.06. Right of Setoff. If an Event of Default or Event of Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and, subject to the terms of the Intercreditor Agreement apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may, subject to the terms of the Intercreditor Agreement, at any time use any of the Borrower’s credit balances with the Lender to purchase at the Lender’s applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by the Borrower to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after making any such setoff.

SECTION 11.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.08. Amendments, Supplements and Waivers.

(a) Without Consent of Lenders. The Borrower and the Subsidiary Guarantors, when authorized by a Board Resolution of each of them, and the Administrative Agent (and, in the case of the Security Documents, any other Person whose consent is required thereunder) may amend or supplement this Agreement or the Security Documents without notice to or consent of any Lender:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Borrower or the Subsidiary Guarantors under this Agreement, the Loans and the Security Documents, as applicable, under Section 5.01;

(3) to provide for additional Guarantees with respect to the Loans or release Subsidiary Guarantors from Subsidiary Guarantees in accordance with Section 9.05;

(4) to provide additional security for the Loans, add to the covenants of the Borrower for the benefit of the Lenders or surrender any right or power conferred upon the Borrower; or

(5) to make any change that does not adversely affect the rights of any Lender;

provided that in the case of any such amendment or supplement, unless such change would be inapplicable to the First Priority Indenture as a result of its status as an indenture, the Borrower shall have provided an Officer’s Certificate to the Administrative Agent to the effect that the Borrower is concurrently making a corresponding change to the First Priority Indenture to the extent necessary so that Lenders and Holders of First Priority Notes are treated similarly.

The Administrative Agent is hereby authorized to join with the Borrower and the Subsidiary Guarantors in the execution of any amendment or supplement to this Agreement or to the Security Documents authorized or permitted by the terms of this Agreement or the Security Documents and to make any further appropriate agreements and stipulations which may be therein contained, but the Administrative Agent shall not be obligated to enter into any such amendment or supplement which adversely affects its own rights, duties or immunities under this Agreement.

(b) With Consent of Lenders. Subject to Section 7.04, the Borrower, the Administrative Agent (and, in the case of the Security Documents, any other Person whose consent is required thereunder) and the Subsidiary Guarantors, with the consent of the Majority First Priority Secured Parties (unless the Borrower shall have provided an Officer’s Certificate and Opinion of Counsel to the Administrative Agent to the effect that the proposed change would not be applicable to the First Priority Indenture as a result of its status as an indenture rather than a credit agreement or that a corresponding amendment to the First Priority Indenture would not be required in order to ensure that Lenders and Holders of First Priority Notes are treated similarly, in which case, only the Required Lenders and the Administrative Agent need consent to such matter), (including Holders of First Priority Notes whose consents are obtained in connection with a tender offer or exchange offer for the First Priority Notes) may amend this Agreement and may waive any past default or compliance with any provisions (except a default in the payment of principal, premium or interest); provided that in connection with any amendment where the Lenders and the Holders of First Priority Notes are required to act as a single class, no such amendment or waiver shall become effective until the Administrative Agent has received an Officer’s Certificate from the Borrower to the effect that a corresponding amendment or waiver will simultaneously take effect with respect to the First Priority Indenture. The Majority First Priority Secured Parties may waive compliance in a particular instance by the Borrower or its Restricted Subsidiaries with any provision of this Agreement or the Security Documents without notice to any Lender. Subject to Section 7.04, without the consent of each Lender (and, in the case of clause (1) below, each Holder of a First Priority Note), however, an amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may not:

(1) reduce the amount of Lenders and Holders of First Priority Notes who must consent to an amendment or waiver to this Agreement or the Security Documents;

(2) reduce the rate of or change the time for payment of interest on any Loan or amend the definitions relating to interest in the Loans;

(3) reduce the principal or extend the Maturity Date of any Loan or increase the Commitment of any Lender;

(4) make any Loan payable in money other than Dollars;

(5) impair the right of any Lender to receive payment of principal of and interest on such Lender’s Loans on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Lender’s Loans or any Subsidiary Guarantee;

(6) release any Subsidiary Guarantee or release all or substantially all of the Collateral other than pursuant to the terms of this Agreement or the Security Documents;

(7) reduce the premium payable upon the prepayment of any Loan or change the time at which any Loan may be optionally prepaid;

(8) at any time after the Borrower is obligated to make a Mandatory Prepayment Offer, change the time at which such Mandatory Prepayment Offer must be made or at which Put Loans must be prepaid pursuant thereto;

(9) make any change to the ranking of the Loans or this Agreement that would adversely affect the Lenders;

(10) make any change in any Subsidiary Guarantee or Security Document that would adversely affect the Lender; or

(11) alter the pro rata requirements of Sections 2.10, 2.15 or 7.08 in a manner adverse to such Lender.

Without the consent of Lenders and Holders of First Priority Notes, acting as a single class and representing more than 90% in aggregate principal amount of the Loans and First Priority Notes then outstanding, no such amendment may release all or substantially all of the Collateral securing the Loans other than pursuant to the terms of this Agreement or the Security Agreement.

Without the consent of Lenders and Holders of First Priority Notes, acting as a single class and representing more than 75% in aggregate principal amount of the Loans and First Priority Notes then outstanding, no amendment may reduce for any purpose under this Agreement any required level for the Station Value Coverage Ratio.

Notwithstanding the foregoing, no amendment or waiver under this Section 11.08(b) for which the Lenders and the Holders of First Priority Notes then outstanding are entitled to act together as a single class shall become effective until the Administrative Agent has received an Officer’s Certificate from the Borrower to the effect that a corresponding amendment or waiver will simultaneously take effect with respect to the First Priority Indenture.

After an amendment, supplement or waiver under this Section 10.08(b) becomes effective, the Borrower shall mail to the Holders and the First Priority Trustee a notice briefly describing the amendment, supplement or waiver; provided, however, the failure to give such notice to all Lenders or the First Priority Trustee, or any defect therein, will not impair or affect the validity of the amendment.

Upon the request of the Borrower, accompanied by a Board Resolution authorizing the execution of any such amendment or supplement, and upon the receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent of the consent of the Lenders (and, if applicable, the Holders of First Priority Notes) as aforesaid and upon receipt by the Administrative Agent of the documents described above or in clause (f) below, the Administrative Agent shall join with the Borrower and the Subsidiary Guarantors in the execution of such amendment or supplement unless such amendment or supplement affects the Administrative Agent’s own rights, duties or immunities under this Agreement, in which case the Administrative Agent may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

It shall not be necessary for the consent of the Lenders and the Holders under this Section 11.08 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

In determining the amount of Loans held by Lenders electing or consenting to any action under this Agreement or the Indenture, any Loans held by the Borrower or any of its Subsidiaries shall be disregarded.

(c) Notice to First Priority Trustee of Proposed Amendments and Waivers. The Administrative Agent and the Borrower shall give prompt written notice to the First Priority Trustee at its address for notices in the Security Agreement of any proposed amendment or waiver to this Agreement or the Notes pursuant to this Section 11.08.

(d) Revocation and Effect of Consents. Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Lender or the Holder of a First Priority Note is a continuing consent conclusive and binding upon such Lender or Holder and every subsequent Lender holding the same Loan or Holder of the same First Priority Note or portion thereof. Any such holder or subsequent holder, however, may revoke the consent as to its Loans or First Priority Notes or portion of a Loan or First Priority Note, if the Administrative Agent receives the notice of revocation from a Lender or the First Priority Trustee, on behalf of the Holder of any First Priority Notes, before the date the amendment, supplement, waiver or other action becomes effective.

Subject to the approval requirements of clause (b), after an amendment, supplement, waiver or other action becomes effective, it shall bind every Lender. In the case of any amendment, supplement or waiver specified in clauses (1) through (11) of the first paragraph of clause (b) above or the second or third paragraphs of clause (b) above, the amendment, supplement, waiver or other action shall bind each Lender who has consented to it and every subsequent Lender holding all or a portion of a Loan that evidences the same debt as the consenting Lender’s Loan (and in the case of clause (1) of the first paragraph of clause (b) above, the foregoing shall be equally applicable to the holders of First Priority Notes).

(e) Administrative Agent to Sign Amendments, etc. The Administrative Agent shall sign any amendment, supplement or waiver authorized pursuant to this Section 11.08 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Administrative Agent. If it does, the Administrative Agent may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver such Person shall be entitled to receive and, subject to Article VIII hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Agreement. The Borrower or any Subsidiary Guarantor may not sign an amendment or supplement until the Board of Directors of the Borrower or such Subsidiary Guarantor, as appropriate, approves it.

SECTION 11.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 11.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents except that the holders of First Priority Notes and the First Priority Trustee are expressly made third party beneficiaries of any provision herein which provides rights in favor of such parties.

SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

SECTION 11.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11.13. Counterparts.

(a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 11.15. Jurisdiction; Consent to Service of Process.

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in clause (a) of this Section 11.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.16. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.16, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.16 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (i) in the case of the Administrative Agent, to the First Priority Trustee to the extent that the Administrative Agent determines that disclosure shall be reasonably necessary or advantageous in performing its obligations hereunder.

For purposes of this Section 11.16, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.17. Citigroup Direct Website Communications.

(a) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information material, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefore, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(b) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the “Platform”). Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE LOAN PARTIES, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE LOAN PARTIES’ OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 11.18. Collateral Agent as Joint Creditor. Each of the Loan Parties and each of the Lenders agree that the Collateral Agent shall be the joint creditor (together with the relevant Lender) of each and every obligation of the Loan Parties towards each of the Lenders under or in connection with the Loan Documents, and that accordingly the Collateral Agent will have its own independent right to demand performance by the Loan Parties of those obligations. However, any discharge of any such obligation to the Collateral Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing to the other.

SECTION 11.19. USA PATRIOT Act Notice. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PAXSON COMMUNICATIONS CORPORATION,

as Borrower By:	/s/ Richard Garcia

Name:Richard Garcia Title:	Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

BUD HITS, INC.

BUD SONGS, INC.

CLEARLAKE PRODUCTIONS, INC.

FLAGLER PRODUCTIONS, INC.

IRON MOUNTAIN PRODUCTIONS, INC.

OCEAN STATE TELEVISION, LLC

PAX HITS PUBLISHING, INC.

PAX INTERNET, INC.

PAX NET, INC.

PAX NET TELEVISION PRODUCTIONS, INC.

PAXSON AKRON LICENSE, INC.

PAXSON ALBANY LICENSE, INC.

PAXSON ATLANTA LICENSE, INC.

PAXSON BATTLE CREEK LICENSE, INC.

PAXSON BIRMINGHAM LICENSE, INC.

PAXSON BOSTON-68 LICENSE, INC.

PAXSON BUFFALO LICENSE, INC.

PAXSON CEDAR RAPIDS LICENSE, INC.

PAXSON CHARLESTON LICENSE, INC.

PAXSON CHICAGO LICENSE, INC.

PAXSON COMMUNICATIONS LICENSE COMPANY, LLC

PAXSON COMMUNICATIONS LPTV, INC.

PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC.

PAXSON COMMUNICATIONS OF AKRON-23, INC.

PAXSON COMMUNICATIONS OF ALBANY-55, INC.

PAXSON COMMUNICATIONS OF ATLANTA-14, INC.

PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC.

PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.

PAXSON COMMUNICATIONS OF BOSTON-68, INC.

PAXSON COMMUNICATIONS OF BUFFALO-51, INC.

PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC.

PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.

PAXSON COMMUNICATIONS OF CHICAGO-38, INC.

PAXSON COMMUNICATIONS OF DALLAS-68, INC.

PAXSON COMMUNICATIONS OF DENVER-59, INC.

PAXSON COMMUNICATIONS OF DES MOINES-39, INC.

PAXSON COMMUNICATIONS OF DETROIT-31, INC.

PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC.

PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.

PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.

PAXSON COMMUNICATIONS OF HARTFORD-26, INC.

PAXSON COMMUNICATIONS OF HONOLULU-66, INC.

PAXSON COMMUNICATIONS OF HOUSTON-49, INC.

PAXSON COMMUNICATIONS OF INDIANAPOLIS-63, INC.

PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC.

PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC.

PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC.

PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC.

PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.

PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.

PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC.

PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.

PAXSON COMMUNICATIONS OF MIAMI-35, INC.

PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC.

PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC.

PAXSON COMMUNICATIONS OF MOBILE-61, INC.

PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.

PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC.

PAXSON COMMUNICATIONS OF NEW YORK-31, INC.

PAXSON COMMUNICATIONS OF NORFOLK-49, INC.

PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC.

PAXSON COMMUNICATIONS OF ORLANDO-56, INC.

PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC.

PAXSON COMMUNICATIONS OF PHOENIX-13, INC.

PAXSON COMMUNICATIONS OF PHOENIX-51, INC.

PAXSON COMMUNICATIONS OF PORTLAND-22, INC.

PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.

PAXSON COMMUNICATIONS OF RALEIGH-47, INC.

PAXSON COMMUNICATIONS OF ROANOKE-38, INC.

PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.

PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.

PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC.

PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.

PAXSON COMMUNICATIONS OF SCRANTON-64, INC.

PAXSON COMMUNICATIONS OF SEATTLE-33, INC.

PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.

PAXSON COMMUNICATIONS OF SPOKANE-34, INC.

PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.

PAXSON COMMUNICATIONS OF TAMPA-66, INC.

PAXSON COMMUNICATIONS OF TUCSON-46, INC.

PAXSON COMMUNICATIONS OF TULSA-44, INC.

PAXSON COMMUNICATIONS OF WASHINGTON-60, INC.

PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.

PAXSON COMMUNICATIONS OF WAUSAU-46, INC.

PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC.

PAXSON COMMUNICATIONS TELEVISION, INC.

PAXSON DALLAS LICENSE, INC. PAXSON DENVER LICENSE, INC.

PAXSON DES MOINES LICENSE, INC.

PAXSON DETROIT LICENSE, INC. PAXSON DEVELOPMENT, INC.

PAXSON FAYETTEVILLE LICENSE, INC.

PAXSON GREENSBORO LICENSE, INC.

PAXSON GREENVILLE LICENSE, INC.

PAXSON HARTFORD HOLDINGS, INC. PAXSON HARTFORD LICENSE, INC. PAXSON HAWAII LICENSE, INC. PAXSON HOLDINGS, INC. PAXSON HOUSTON LICENSE, INC.

PAXSON INDIANAPOLIS HOLDINGS, INC.

PAXSON INDIANAPOLIS LICENSE, INC.

PAXSON JACKSONVILLE LICENSE, INC.

PAXSON JAX LICENSE, INC.

PAXSON KANSAS CITY LICENSE, INC.

PAXSON KNOXVILLE LICENSE, INC. PAXSON LEXINGTON LICENSE, INC.

PAXSON LOS ANGELES LICENSE, INC.

PAXSON MERCHANDISING & LICENSING, INC.

PAXSON MIAMI-35 LICENSE, INC. PAXSON MILWAUKEE LICENSE, INC.

PAXSON MINNEAPOLIS LICENSE, INC.

PAXSON MOBILE LICENSE, INC. PAXSON NEW YORK LICENSE, INC. PAXSON NORFOLK LICENSE, INC.

PAXSON OKLAHOMA CITY LICENSE, INC.

PAXSON ORLANDO LICENSE, INC.

PAXSON PHILADELPHIA LICENSE, INC.

PAXSON PHOENIX LICENSE, INC. PAXSON PRODUCTIONS, INC. PAXSON RALEIGH LICENSE, INC. PAXSON ROANOKE LICENSE, INC.

PAXSON SACRAMENTO LICENSE, INC.

PAXSON SALEM LICENSE, INC.

PAXSON SALT LAKE CITY LICENSE, INC.

PAXSON SAN ANTONIO LICENSE, INC.

PAXSON SAN JOSE LICENSE, INC. PAXSON SCRANTON LICENSE, INC. PAXSON SEATTLE LICENSE, INC.

PAXSON SHREVEPORT LICENSE, INC.

PAXSON SPOKANE LICENSE, INC. PAXSON SPORTS OF MIAMI, INC. PAXSON SYRACUSE LICENSE, INC. PAXSON TAMPA-66 LICENSE, INC.

PAXSON TELEVISION PRODUCTIONS, INC.

PAXSON TELEVISION, INC. PAXSON TENNESSEE LICENSE, INC. PAXSON TULSA LICENSE, INC.

PAXSON WASHINGTON LICENSE, INC.

PAXSON WASHINGTON-60 LICENSE, INC.

PAXSON WAUSAU LICENSE, INC.

PAXSON WEST PALM BEACH HOLDINGS, INC.

PAXSON WEST PALM BEACH LICENSE, INC.

By:	/s/ Richard Garcia

Name:Richard Garcia Title:	Vice President and Treasurer of each of such Subsidiary Guarantors

AMERICA 51, L.P.

By: Paxson Communications of Phoenix-51, Inc., its General Partner and Limited Partner

By: Paxson Communications Television, Inc., its Limited Partner

By:	/s/ Richard Garcia

Name:Richard Garcia Title:	Vice President and Treasurer of such General and Limited Partners

CITICORP NORTH AMERICA, INC.,
as Administrative Agent
By: /s/ Kevin M. Sisson
Name:Kevin M. Sisson
Title: Vice President

CITICORP NORTH AMERICA, INC.,
as Lender
By: /s/ Kevin M. Sisson
Name: Kevin M. Sisson

Title: Vice President